SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒Definitive Proxy Statement
☐Definitive Additional Materials
☐Soliciting Material under §240.14a-12
SeaSpine Holdings Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

5770 Armada Drive
Carlsbad, California 92008
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of SeaSpine Holdings Corporation will be held at our principal executive offices located at 5770 Armada Drive, Carlsbad, California 92008, on Wednesday, May 29, 2019 at 7:00 a.m. local time, for the following purposes:

1.	To elect three Class I directors for a three-year term to expire at the 2022 annual meeting of stockholders.

2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	To approve an amendment to our 2015 Employee Stock Purchase Plan.

4.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 4, 2019 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.
All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, please vote online or by phone as described in the accompanying proxy materials or, if you requested that the proxy materials be mailed to you, please complete, sign and date the proxy card that is mailed to you and return it promptly. Even if you plan to attend the annual meeting in person, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the annual meeting.

By Order of the Board of Directors,

/s/ KEITH C. VALENTINE
Keith C. Valentine
President, Chief Executive Officer and Director
Carlsbad, California
April 17, 2019
Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

5770 Armada Drive
Carlsbad, California 92008
PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 29, 2019
The board of directors of SeaSpine Holdings Corporation is soliciting proxies for use at the annual meeting of stockholders to be held on Wednesday, May 29, 2019 at 7:00 a.m., local time, at our principal executive offices located at 5770 Armada Drive, Carlsbad, California 92008. If you need directions to the location of the annual meeting, please contact us at 866-942-8698. In this proxy statement, the terms "SeaSpine," the "Company," "we," "us" and "our" refer to SeaSpine Holdings Corporation.

We use the internet as the primary means of furnishing proxy materials to our stockholders. We are sending a Notice of Internet Availability of Proxy Materials (the Notice of Internet Availability) to our stockholders with instructions on how to access our other proxy materials online and how to request a printed copy of those materials if so desired. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials. The Notice of Internet Availability was first sent or made available on or about April 17,
2019 to stockholders of record entitled to notice of, and to vote at, the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 29, 2019: This proxy statement and our annual report are available electronically at www.proxydocs.com/SPNE.

GENERAL INFORMATION
What am I being asked to vote on?
There are three proposals scheduled for a vote:
Proposal No. 1: The election of three Class I directors for a three-year term to expire at the 2022 annual meeting of stockholders:
•Keith Bradley, Ph.D.;
•Michael Fekete; and
•John B. Henneman, III.
Proposal No. 2: Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Proposal No. 3: Approval of an amendment to our 2015 Employee Stock Purchase Plan.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We use the internet as the primary means of furnishing proxy materials to our stockholders. We are sending a Notice of Internet Availability of Proxy Materials (the Notice of Internet Availability) to our stockholders with instructions on how to access our other proxy materials online and how to request a printed copy of those materials if so desired. There is no charge for requesting a printed copy. Please make your request for a printed copy on or before May 20, 2019 to facilitate timely delivery.

Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and to reduce our printing and mailing costs.

What is the record date for the annual meeting?

The record date is April 4, 2019.
How many votes do I have?

Each share of our common stock has one vote on each matter submitted to our stockholders. Only stockholders of record at the close of business on the record date are entitled to vote at the annual meeting or any adjournment or postponement thereof.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of the record date constitutes a quorum at the meeting, permitting us to conduct our business. As of the record date, we had approximately 18,895,956 shares of common stock outstanding.
What are my voting choices?
With respect to the election of directors, you may either vote “For” the nominee or you may “Withhold” your vote for such nominee.
With respect to each of the other proposals to be voted on, you may vote “For” or “Against” such proposal or abstain from voting on such proposal.

How do I vote?
Stockholders of Record: Shares Registered in Your Name
If your shares are registered directly in your name with our registrar and transfer agent, you are considered, with respect to those shares, the “stockholder of record” and you may vote your shares through any of the ways described below.  Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure that your vote is counted.

•
Online. You may vote by proxy by visiting www.proxypush.com/SPNE and using your unique control number printed on your Notice of Internet Availability. Please note that to vote online you must do so by 5:00 p.m. Eastern Time on May 28, 2019.

•
By Phone. If you received our proxy materials by mail, you may vote by proxy by calling the toll-free telephone number on the proxy card (866-249-5109) and following the recorded instructions. Please note that to vote by phone you must do so by 5:00 p.m. Eastern Time on May 28, 2019.

•
By Mail. If you received our proxy materials by mail, you may vote by proxy by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card if you are voting online or by telephone.  If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be, as permitted, voted as recommended by our board of directors. If any other matter is properly presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters to be acted on at the meeting, other than those discussed in this proxy statement.

•
In Person at the Annual Meeting. You may attend the annual meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting, and we will give you a ballot at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If your shares are held in an account at a bank, broker, or other organization, you are the “beneficial owner” of those shares, those shares are considered to be held in “street name" and you should have received a voting instruction form from the organization that holds your shares rather than directly from us. The availability of online voting and voting by phone may depend on the voting procedures of the organization that holds your shares. If you wish to vote in person at the annual meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the annual meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the annual meeting. In order for your vote to be counted, you must deliver both the copy of the legal proxy and your completed ballot to the inspector of elections at the annual meeting.

May I revoke my proxy or change my vote?

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before votes are cast in any one of the following ways:

•	Online. You may change your vote using the online voting method described above, in which case only your latest proxy submitted online prior to 5:00 p.m. Eastern Time on May 28, 2019 will be counted.

•
By Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to 5:00 p.m. Eastern Time on May 28, 2019 will be counted.

•
By Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card received prior to the annual meeting will be counted.

•
In Person at the Annual Meeting. You may revoke your proxy and change your vote by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you properly vote at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to our corporate secretary.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner, the organization that holds your shares (e.g. your broker or bank) can provide you with instructions on how to revoke or change your voting instructions.

What if I don’t provide voting instructions for my shares?

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record and you:

•	indicate when voting online or by phone that you wish to vote as recommended by our board of directors; or

•	sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by our board of directors on all proposals discussed in this proxy statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters.

The following proposal is considered a routine matter:

•	Proposal No. 2: Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The following proposals are considered non-routine matters:

•	Proposal No. 1: The election of three Class I directors for a three-year term to expire at the 2022 annual meeting of stockholders

•	Proposal No. 3: Approval of an amendment to our 2015 Employee Stock Purchase Plan.

If the organization that holds your shares does not receive voting instructions from you on a non-routine matter, that organization will inform the inspector of elections that it does not have the authority to vote on that matter with respect to your shares. This is commonly referred to as a “broker non-vote.”

What vote is required to elect directors and to approve each proposal?

Assuming a quorum is present, with respect to the election of directors (Proposal No. 1), the three nominees who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

Assuming a quorum is present, with respect to Proposals No. 2 and 3, in each case, the proposal will be approved if a majority of the voting power of the shares entitled to vote at the annual meeting on the subject matter in question represented in person or by proxy vote “FOR” the proposal.

The inspector of elections will determine whether a quorum is present and will tabulate the votes cast.
What is the effect of abstentions and broker non-votes?
Quorum. Shares held by persons attending the annual meeting but not voting on one or more proposals, and shares represented by proxies that reflect a "broker non-vote" or that reflect abstentions as to one or more proposals, will be counted as present for purposes of determining the presence of a quorum.
Proposals. Abstentions are treated as shares present in person or by proxy and entitled to vote on the subject matter, so abstaining has the same effect as an "AGAINST" vote for purposes of determining whether our stockholders approved P roposals No. 2 and 3. However, because the election of directors (Proposal No. 1) is determined by a plurality of votes cast, abstentions will not be counted or have any effect on the outcome of that proposal.
Broker non-votes, if any, will not be counted as votes cast with regard to the election of directors, and will have no effect on the outcome of that proposal. A broker or other nominee may generally vote in their discretion on routine matters and therefore no broker non-votes are expected on Proposal No. 2, a routine matter. With respect to Proposal No. 3, a non-routine matter, broker non-votes are not entitled to vote on the subject matter and therefore will have no effect on the outcome of that proposal.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within such four-business day period, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may, without additional compensation, solicit proxies on our behalf in person, by telephone, or by other electronic communication. We will ask banks, brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners to forward the Notice of Internet Availability to beneficial owners, to forward printed proxy materials by mail to beneficial owners who specifically request them, and to obtain beneficial owners’ voting instructions. We will reimburse such organizations for their expenses.

How do I obtain an Annual Report on Form 10-K?

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC without exhibits, will be furnished without charge to any of our stockholders upon written request to us at the address below:

SeaSpine Holdings Corporation
5770 Armada Drive
Carlsbad, California 92008
Attn: Corporate Secretary

We also make available free of charge all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings can be found under the Investors section of our website at www.seaspine.com.

What are the implications of being an "emerging growth company?"

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). Emerging growth companies are permitted to take advantage of certain reduced disclosure obligations, which we have done in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. For example, emerging growth companies are permitted to provide reduced disclosure obligations regarding executive compensation and are not required to hold a nonbinding advisory vote on executive compensation.

We will remain an emerging growth company until the earliest of: (i) December 31, 2020 (the fiscal year-end following the fifth anniversary of the completion of our spin-off, or the Spin-Off, from Integra LifeSciences Holdings Corporation, or Integra); (ii) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of the second fiscal quarter of that year; (iii) the end of the fiscal year in which our annual revenues exceed $1.0 billion; and (iv) the date on which we issue more than $1.0 billion in nonconvertible debt in any three-year period.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the classification of our board of directors into three classes, as nearly equal in number as possible and with staggered terms of office, and provide that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified, provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.
At the annual meeting, three nominees for director are to be elected as Class I directors for a three-year term expiring at our 2022 annual meeting of stockholders and until such individual’s successor is elected and qualified. The Class II and Class III directors have one year and two years, respectively, remaining on their terms of office.
The nominees for election as Class I directors at the annual meeting, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Keith Bradley, Ph.D., Michael Fekete, and John B. Henneman, III, each of whom is currently a member of our board of directors.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of Messrs. Bradley, Fekete and Henneman. Each of them has consented to serving as a nominee, being named in this proxy statement, and serving on our board of directors if elected. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders may vote for any nominee designated by our board of directors to fill the vacancy.
All of our directors bring to our board of directors significant leadership experience derived from their professional experience and service as executives or board members of other companies. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Nominees for a Three-Year Term Expiring at the
2022 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position
Keith Bradley, Ph.D.	74	Director
Michael Fekete	54	Director
John B. Henneman, III	57	Director

Keith Bradley, Ph.D. joined our board of directors in July 2015. Since 1992, Dr. Bradley has been a director of Integra LifeSciences Holdings Corporation. In addition, Dr. Bradley currently serves as member of the compensation and the nominating and corporate governance committees of Integra’s board of directors. Dr. Bradley was a member of the board of directors of Sensor Kinesis between 2015 and 2017. Between1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A. (Hons) degree from Middlesex University, and M.A. and Ph.D. degrees from the British University of Essex. Dr. Bradley previously served as an adviser to RPH Capital, Canada and as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. We believe Dr. Bradley adds value to our board of directors based on his extensive business experience, his academic background and his experience serving as a member of the board of directors of Integra, our former parent company.

Michael Fekete joined our board of directors in July 2015. From 2005 to 2009, Mr. Fekete was a Managing Director and Head of West Coast Healthcare Investment Banking for Wells Fargo / Wachovia Securities (acquired by Wells Fargo in December 2008). From 1986 to 2005, Mr. Fekete worked as an investment banker at CIBC World Markets, Oppenheimer & Co., Inc., and L.F. Rothschild & Co., Inc., where he focused on clients in the medical device, pharmaceutical and biotechnology sectors. Mr. Fekete is a director of DFB Pharmaceuticals, LLC, a privately held company with operating and investing activities in the pharmaceutical sector. Mr. Fekete was a director of Sagent Pharmaceuticals, Inc. from July 2013 until it was acquired in August 2016 and Symetis SA from April 2011 until June 2016. Mr. Fekete earned his B.S. in business administration from The Pennsylvania State University. We believe Mr. Fekete adds value to our board of directors based on his experience with advising in capital markets and corporate strategy, his experience in the medical device, pharmaceutical and biotechnology industry and his experience serving as a member of boards of directors of numerous other companies, and in particular, those in the life sciences industry.

John B. Henneman, III joined our board of directors in July 2015. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. Mr. Henneman served as Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation from October 2014 to July 2018, and as its Chief Administrative Officer from July 2018 to November 2018. Prior to joining NewLink Genetics, Mr. Henneman served lntegra LifeSciences in various capacities between 1998 and 2014. Before becoming lntegra's Chief Financial Officer in 2007, Mr. Henneman served lntegra as General Counsel and Chief Administrative Officer, responsible at various times for lntegra's business development, regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions and the management of lntegra's surgical instruments business. Mr. Henneman also serves on the board of directors of R1 RCM, Inc., a public company based in Chicago providing revenue cycle management services to hospitals, and Alafair Biosciences, Inc., a privately-held medical device company based in Austin, Texas. Mr. Henneman also is senior advisor to Prettybrook Partners, a private equity firm, and a consultant to SparkMed Advisor LLC, which provides consulting and other services to start-up medical device and biotechnology companies. Mr. Henneman received an A.B. in politics from Princeton University and a J.D. from the University of Michigan Law School. We believe Mr. Henneman’s senior management experience, his service on other boards of directors, and his extensive experience in the areas of finance, financial accounting, legal affairs, business transactions, and mergers and acquisitions qualify him to serve on our board of directors.

Vote Required

If a quorum is present at the annual meeting, the three nominees receiving the highest number of votes will each be elected to our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE ELECTION OF KEITH BRADLEY, PH.D., MICHAEL FEKETE, AND JOHN B. HENNEMAN, III.

 Members of the Board of Directors Continuing in Office

Name	Age	Present Position	Annual Meeting at which Current Term Expires
Kirtley (Kirt) C. Stephenson	60	Non-Executive Chair of the Board	2020 (Class II)
Kimberly J. Commins-Tzoumakas	51	Director	2020 (Class II)
Renee Gaeta	38	Director	2020 (Class II)
Stuart M. Essig, Ph.D.	57	Lead Independent Director	2021 (Class I)
Keith C. Valentine	51	President, Chief Executive Officer and Director	2021 (Class I)

Kirtley (Kirt) C. Stephenson joined our board of directors in July 2015 and has served as nonexecutive chairman since then. Between May 2011 and December 2013, Mr. Stephenson was President of the U.S. Spine business of Integra LifeSciences Holdings Corporation, where he was responsible for sales, marketing, research and development and other related functions. Mr. Stephenson served as President and CEO of SeaSpine, Inc. from 2002 until it was sold to Integra in May 2011. Mr. Stephenson has over 28 years of experience in the medical device industry with 17 years of experience in the spine market. Prior to cofounding SeaSpine, Inc. in 2002, Mr. Stephenson was Vice President of Sales & Marketing at Alphatec. Mr. Stephenson received a B.A. in Business Administration from the University of Cincinnati and an M.B.A. degree from Xavier University. We believe that Mr. Stephenson adds value to our board of directors based on his extensive experience in the medical device industry and spine business, including as chief executive officer of SeaSpine, Inc. and president of Integra’s U.S. spine business.

Kimberly Commins-Tzoumakas joined our board of directors in February 2019. Since January 2018, Ms. Commins-Tzoumakas has served as Chief Executive Officer of 21st Century Oncology, a global provider of integrated cancer care services, transitioning from interim CEO to permanent CEO in April 2018.  From November 2014 to January 2018, she served as its General Counsel and as a member of its leadership team.  From November 2001 to April 2018, Ms. Commins-Tzoumakas practiced health care law with Hall Render Killian Heath & Lyman, providing strategic, transactional and governance advice to health care clients throughout the country.  While at Hall Render, she was also a long-term Managing Partner of the Michigan Office and a board member of the firm.  Ms. Commins-Tzoumakas received a B.A. in business administration from Northwood University and a J.D. from the Thomas M. Cooley Law School. We believe that Ms. Commins-Tzoumakas adds value to our board of directors based on her extensive experience as an executive officer and her expertise in the health care sector.

Renee Gaeta joined our board of directors in February 2019. Ms. Gaeta currently is Chief Financial Officer of Establishment Labs Holdings, Inc., a publicly traded global medical device company focused on aesthetic technologies. Prior to that, from August 2014 to June 2017, Ms. Gaeta was Vice President and Corporate Controller at Sientra, Inc., a publicly traded global medical aesthetics company, where she was a member of the executive team and headed the finance department. From 2004 to 2014, Ms. Gaeta worked at KPMG, LLP. Ms. Gaeta held various positions at KPMG, most recently as an Advisory Director in the Transactions and Restructuring Group. Ms. Gaeta received her B.S., cum laude, in accounting from Loyola Marymount University and is a Certified Public Accountant in the state of California. We believe that Ms. Gaeta adds value to our board of directors based on her extensive experience as an executive officer and her expertise in finance.

Stuart M. Essig, Ph.D. joined our board of directors in June 2015 and has served as our lead independent director since July 2015.Dr. Essig currently serves as Managing Director of Prettybrook Partners LLC, which he cofounded in 2012. He is also currently Chairman of the Board of Directors of Integra LifeSciences Holdings Corporation, where he has served as Chairman since January 2012 and as a director since he joined Integra in December 1997. He was Integra’s Chief Executive Officer from December 1997 until January 2012. Before joining Integra, Dr. Essig was Managing Director of the medical technology practice at Goldman, Sachs & Co. Dr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Dr. Essig has chaired audit, compensation and nominating and governance committees, served as lead director, and participated in CEO succession processes on the boards of numerous public companies, ranging in size from several hundred million dollars to over $20 billion in levered market capitalization. Dr. Essig currently serves on the Board of Directors of Idexx Laboratories, Owens & Minor, Inc. and Availity, and serves as Executive Chairman of the Board of Directors of Breg, Inc. He is an Executive-in-Residence at Cardinal Partners and a Venture Partner at Wellington Partners Advisory AG, both venture capital firms. He also serves as a Senior Advisor to TowerBrook Capital Partners and Water Street Healthcare Partners. Dr. Essig is a founding investor member of Tigerlabs, a Princeton-based business accelerator. He serves on the Leadership Counsel of the Princeton University School of Engineering and Applied Sciences, and the NACD Compensation Committee Chair Advisory Counsel. Dr. Essig previously served on the Board of St. Jude Medical Corporation from 1999 to 2017, prior to its sale to Abbott Corporation. From March 2005 until August 2008, he served on the Board of Directors of Zimmer Holdings, Inc., and from 1998 to 2002 he served on the Board of Directors of Vital Signs, Inc. Dr. Essig has also served on the executive committee, nominating and governance committee and as treasurer of ADVAMED, the Advanced Medical Technology Association. Dr. Essig is also involved in several nonprofit charitable organizations, including from time to time serving on their boards. Dr. Essig received an A.B. degree and graduated with magna cum laude and Phi Beta Kappa honors from the Woodrow Wilson School of Public and International Affairs at Princeton University. Dr. Essig completed his M.B.A. and Ph.D. degrees in Financial Economics from the University of Chicago, Graduate School of Business. We believe that Dr. Essig adds value to our board of directors based on his extensive experience as a member of boards of directors of several private and public companies and his expertise in company-building in our industry.

Keith C. Valentine has served as our Chief Executive Officer since May 2015, our President since July 2015 and joined our Board of Directors in July 2015. Prior to joining SeaSpine, Mr. Valentine served as President and Chief Operating Officer of NuVasive, Inc. from January 2007 to January 2015 and as President from December 2004 to January 2007, prior to which he served in various senior executive roles in marketing, development and operations since joining NuVasive in 2001. Previously, Mr. Valentine served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company acquired by Smith & Nephew PLC, and spent eight years in various roles with Medtronic Sofamor Danek including, Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development Effort, and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University. We believe that Mr. Valentine adds value to our board of directors based on his extensive experience as an executive officer and director of multiple public and private companies in our industry.

Board Independence
Our board of directors has determined that each of Drs. Bradley and Essig and Messrs. Fekete, Henneman and Stephenson, and Mses. Commins-Tzoumakas and Gaeta are independent under applicable rules of the Nasdaq Stock Market LLC (Nasdaq). In addition, our board of directors determined that Cheryl R. Blanchard, Ph.D., currently a director, is independent under applicable Nasdaq rules. On February 19, 2019, Dr. Blanchard tendered her resignation from our board of directors and each of its committees, effective May 30, 2019, the day following our scheduled annual meeting of stockholders.

Board Leadership Structure
Our leadership is structured such that the chair of our board of directors and chief executive officer positions are separated. We separate the roles of chief executive officer (Mr. Valentine) and chair of the board of directors (Mr. Stephenson) in recognition of the differences between the two roles. Mr. Valentine is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while Mr. Stephenson sets the agenda for meetings of our board of directors and acts as an interface between our board of directors and senior leadership team. Mr. Stephenson, an independent director, has extensive executive experience in the medical device industry generally, as well as the specific business segment in which we operate, and brings substantial experience and leadership that enhances the effectiveness of our board of directors as a whole. In addition, because of Dr. Essig's substantial experience as a public company director and his deep executive experience in the medical device industry generally and the specific business segment in which we operate specifically, our board of directors designated Dr. Essig as lead independent director. As lead independent director, Dr. Essig supplements Mr. Stephenson's role as chair and provides an additional resource and liaison between our chief executive officer and our independent directors.
Pursuant to our corporate governance guidelines, our board of directors may choose its chair in any manner that it deems to be in the best interests of our company. Our corporate governance guidelines do not require that we separate the roles of chair and chief executive officer or that we designate a lead independent director. However, our board of directors believes this leadership structure is appropriate for our company at this time. Based on our current circumstances, this structure, together with our other corporate governance practices, provides strong independent oversight of management, while ensuring clear strategic alignment throughout our company.
The Board’s Role in Risk Oversight

Our board of directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our board of directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving our board of directors as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee oversees risks related to our compensation programs and practices. Our board of directors as a whole directly oversees our strategic and business risk, including financial risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe the leadership structure of our board of directors supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our company on a day-to-day basis and the chair, lead independent director and other members of our board of directors providing oversight of such risk management.
Board of Directors Meetings
Our board of directors holds at least four regularly scheduled meetings per year and additional special meetings as necessary. During 2018, our board of directors held seven meetings. Each director is expected to prepare for and attend all regularly scheduled and special meetings of the board and all committees on which the director sits (including separate meetings of independent directors), unless unusual circumstances make attendance impractical. Our board of directors may also take action from time to time by written or electronic consent. Our board of directors meets regularly outside the presence of management (other than the chief executive officer) and the independent directors also hold regular executive sessions without management or any non-independent directors present. Mr. Stephenson chairs these executive sessions.
Each of the directors who served during the past year attended at least 75% of the aggregate of the total number of meetings of our board of directors and meetings of committees on which he or she served.

Committees of the Board of Directors
We have three standing committees: audit, compensation, and nominating and corporate governance. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investors section of our website at www.seaspine.com. The current members of the committees are identified in the following table. During 2018, the audit committee held 5 meetings; the compensation committee held 4 meetings; and the nominating and corporate governance committee held 3 meetings.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Cheryl R. Blanchard, Ph.D.^	X	X*	—
Keith Bradley, Ph.D.	—	X	—
Kimberly Commins-Tzoumakas	—	—	—
Stuart M. Essig, Ph.D.	—	—	X*
Michael Fekete	X*	—	X
Renee Gaeta	—	—	—
John B. Henneman, III	X	—	—
Kirt C. Stephenson	—	X	—
Keith C. Valentine	—	—	—

^
On February 19, 2019, Dr. Blanchard tendered her resignation from our board of directors and each of its committees, effective May 30, 2019, the day following our scheduled annual meeting of stockholders.

*	Indicates chair of the committee.
Audit Committee
All members of our audit committee meet the requirements for financial literacy under applicable SEC and Nasdaq rules. Our board of directors has determined that all members of the audit committee are “audit committee financial experts” under applicable SEC rules and that each has the financial sophistication required under applicable Nasdaq rules. Our board of directors also determined that all members of the audit committee are independent directors, under applicable SEC and Nasdaq rules, including Section 10A of the Securities Exchange Act of 1934, as amended (the Exchange Act). The purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;

•	reviewing the qualifications, independence and quality control procedures of our independent registered public accounting firm and the experience and qualifications of its senior personnel;

•	evaluating the performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters;

•	discussing with management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•
determining, based upon review of the annual audit and review of our annual financial statements, whether to recommend to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year subject to the audit;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	discussing with our internal counsel or outside counsel any legal matters brought to its attention that could reasonably be expected to have a material impact on our financial statements;

•	preparing the report with respect to our audited financial statements that the SEC requires for inclusion in each of our annual proxy statements;

•	reviewing and approving any related party transactions on an ongoing basis;

•	reviewing and reassessing, at least annually, its charter and submitting any recommended changes to our board of directors for its consideration; and

•	reviewing and evaluating, at least annually, its performance and the performance of its members, including compliance with its charter.

Report of the Audit Committee Related of the Board of Directors
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. RSM US LLP, our independent registered public accounting firm for 2018, was responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The audit committee reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 (the Form 10-K). The audit committee also reviewed and discussed with RSM US LLP the audited financial statements in the Form 10-K. In addition, the audit committee discussed with RSM US LLP those matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (the PCAOB). Additionally, RSM US LLP provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding RSM US, LLP’s communications with the audit committee concerning independence. The audit committee also discussed with RSM US LLP its independence from our company.
Based on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in the Form 10-K for filing with the SEC.
The foregoing report has been furnished by the audit committee of our board of directors.
Respectfully submitted,
Michael Fekete, Chair
Cheryl R. Blanchard
John B. Henneman, III
Compensation Committee
Our board of directors has determined that all members of the compensation committee are independent directors, under applicable Nasdaq rules. The primary purpose of the compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers, including our named executive officers, and non-employee directors and to administer our equity-based compensation plans.
The committee’s responsibilities include, among other things:

•	reviewing, at least annually, our overall compensation strategy, philosophy and practices;

•
reviewing and approving the corporate goals and objectives relating to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of these goals, and determining and approving the compensation of our chief executive officer based on such evaluation;

•	reviewing and approving, at least annually, all elements of compensation of all our other officers and non-employee directors, and certain other employees;

•	managing, reviewing and approving all of our annual bonus, long-term incentive compensation, stock option, employee pension, health and welfare benefit plans;

•	determining our policy with respect to change of control and “parachute” payments;

•	reviewing and approving, at least annually, the risk assessment of our compensation policies and practices;

•	evaluating its performance and the performance of its members, including compliance with its charter; and

•	reviewing and reassessing, at least annually, its charter and submitting any recommended changes to our board of directors for its consideration.

With respect to non-employee director compensation, the compensation committee reviews compensation practices and policies at least annually and makes a recommendation to our board of directors as to the amount, form and terms of non-employee director compensation. Our board of directors, taking the compensation committee’s recommendation into consideration, sets the amount, form and terms of non-employee director compensation.

In setting the compensation of our executive officers, our compensation committee takes into consideration the recommendations of our chief executive officer, who presents the committee with assessments of the performance of our company and individual members of our senior leadership team, including our executive officers, including against pre-established corporate goals, and proposals for executive officer compensation packages. Our chief executive officer also makes proposals regarding the terms of our equity incentive plans, in which all of our employees and directors may be eligible to participate, long-term equity incentive awards under such plans, and the terms of and goals under our short-term incentive plans, including guidelines for each performance period under our annual incentive program. From time to time, other executive officers are invited to make presentations or provide financial or other information to our compensation committee to assist it in setting and assessing the achievement of corporate goals and reviewing other aspects of executive compensation. The compensation committee typically meets in executive session following presentations by management. While our chief executive officer may be present during the compensation committee’s deliberation and determination of other executive officers’ compensation, he is not present during the compensation committee’s deliberation and determination of his compensation. Our compensation committee’s decisions are made by it in its sole discretion.
We did not engage a compensation consultant during 2018 to assist in determining or recommending the amount or form of executive or director compensation.

Nominating and Corporate Governance Committee
Our board of directors has determined that all members of the nominating and corporate governance committee are independent directors under applicable Nasdaq rules. The purpose of the nominating and corporate governance committee is to assist our board of directors in discharging its responsibilities regarding the identification of qualified candidates to become directors, the selection and recommendation to our board of directors of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection and recommendation to our board of directors of candidates to fill any vacancies on our board of directors and any committees thereof, the development and recommendation to our board of directors of a set of corporate governance guidelines, oversight of evaluation of our board of directors and taking a leadership role in shaping our corporate governance polices. The committee’s responsibilities include, among other things:

•	reporting and making recommendations to our board of directors concerning governance matters;

•	recommending the creation of additional committees of our board of directors or the elimination of certain of such committees;

•	evaluating its performance and the performance of its members, including compliance with its charter; and

•	reviewing and reassessing, at least annually, its charter and submitting any recommended changes to our board of directors for its consideration.
Director Nomination Process
Director Qualifications
Our goal is to assemble a group of directors that collectively provide an appropriate balance of experience, skills and characteristics that enable our board of directors to fulfill its responsibilities. In evaluating director nominees, the nominating and corporate governance committee and board of directors considers, among others, the following factors:

•	fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

•	experience relevant to our industry and with relevant social policy concerns;

•	experience as a board member or executive officer of other companies; and

•	the ability to make independent analytical inquiries.
Other than consideration of the foregoing and other similar factors, there are no specific minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and stockholders, including the number of other boards of directors on which an individual serves. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” under applicable SEC rules, and that a majority of the members of our board of directors are “independent” under applicable Nasdaq rules. The nominating and corporate governance committee also believes it appropriate for our president and chief executive officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nomination and corporate governance committee.
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise. Before nominating a sitting director for reelection, the nominating and corporate governance committee will also consider the director’s performance on, participation in and contributions to the activities of our board of directors and the director’s past attendance at meetings of the board and on the committees on which he or she served.
If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee will take into account the advice and recommendations of other members of our board, our chief executive officer and other members of our senior leadership team, and, in its discretion, may seek third-party resources to assist in the selection and/or evaluation process. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.
The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. To date, we have not received director candidate recommendations from our stockholders. In the event that we do receive a director candidate recommendation from a stockholder, the nominating and corporate governance committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, it will, along with one or more members of our management team, interview the proposed nominee to determine whether he or she might be suitable to serve as a director. If, based on the criteria set forth above and our board of directors’ specific needs at such time, the nominating and corporate governance committee determines the proposed nominee would be a valuable addition to our board of directors, it will recommend to our board of directors such proposed nominee’s nomination. We do not intend to treat stockholder recommendations in any manner different from other recommendations.
Under our corporate governance guidelines and amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for next year's annual meeting of stockholders, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”
Our board of directors, based on the recommendation of the nominating and corporate governance committee after following the review and deliberation described above, appointed Mses. Commins-Tzoumakas and Gaeta to our board of directors in February 2019. Each of Mses. Commins-Tzoumakas and Gaeta was recommended to the nominating and corporate governance committee for consideration as a director by one of our non-employee directors. There was no arrangement or understanding between either of Mses. Commins-Tzoumakas or Gaeta and any other person under which either of them were elected.

Director Compensation
Our non-employee director compensation program compensates our non-employee directors for their service with annual retainers and long-term equity-based compensation. Below is a description of the material terms of that program related to director compensation for 2018.
Annual Retainers
Each non-employee director is entitled to receive annual retainers in the following amounts, pro-rated for any partial year of service:

Board Chair Annual Retainer	$75,000
Non-Chair Director Annual Retainer	$50,000
Chair of Audit Committee Additional Annual Retainer	$15,000
Chair of Compensation Committee Additional Annual Retainer	$15,000
Chair of Nominating and Corporate Governance Committee Additional Annual Retainer	$15,000
Lead Independent Director Additional Annual Retainer	$25,000

Annual retainers generally are paid in cash quarterly in arrears promptly following the end of the applicable calendar quarter, but in no event more than 30 days after the end of such quarter. Non-employee directors may elect to receive shares of restricted stock in lieu of their annual retainer. If a timely election is made, the applicable director will be granted on the date of the annual meeting of stockholders that occurs in the year following such election such number of shares of restricted stock as is equal to such director's aggregate annual retainer divided by the per share fair market value of our common stock on the grant date, and generally will cover the twelve-month period thereafter. The shares underlying the award will vest with respect to 25% of the shares subject to the award on the last day of each three-month period following the applicable grant date, subject to continued service through the applicable vesting date. To be timely, an election must be made prior to the last day of the calendar year immediately preceding the calendar year for which such election is being made.
Equity Compensation
Initial Awards. Each non-employee director who is initially elected or appointed to serve on our board of directors is granted restricted stock, referred to as an Initial Award, on the date he or she is initially elected or appointed. The number of shares of restricted stock granted equals $100,000 ($150,000 for the board chair) divided by the per share fair market value of our common stock on date he or she is initially elected or appointed. No Initial Awards were granted during 2018. Each of Mses. Commins-Tzoumakas and Gaeta were granted Initial Awards when they were appointed to our board of directors in February 2019.
Annual Awards. Each non-employee director serving on our board of directors as of the date of each annual stockholder meeting is granted restricted stock, referred to as an Annual Award, on the date of such meeting. The number of shares of restricted stock granted equals $100,000 ($150,000 for the board chair) divided by the per share fair market value of our common stock on the date of the applicable annual stockholder meeting.
Vesting.
Each Initial Award and Annual Award granted under our non-employee director compensation program will vest with respect to 100% of the shares underlying the award on the one-year anniversary of the applicable grant date, subject to continued service through the applicable vesting date. In addition, each award will vest in full upon the director’s death or disability and, if a director stands for reelection at an annual meeting but is not reelected to our board of directors at such annual meeting, any outstanding Annual Award then held by the director will vest in full on the date of such annual meeting.

2018 Non-Employee Director Compensation
The following table summarizes the compensation of our non-employee directors for 2018:

2018 Director Compensation
	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total
Name (1)	($)	($)	($)
Cheryl R. Blanchard	65,000	100,000	165,000
Keith Bradley	50,000	100,000	150,000
Stuart M. Essig	90,000	100,000	190,000
Michael Fekete	65,000	100,000	165,000
John B. Henneman, III	50,000	100,000	150,000
Kirt C. Stephenson	75,000	150,000	225,000
James M. Sullivan	37,500	100,000	137,500

(1)
On February 19, 2019, Dr. Blanchard tendered her resignation from our board of directors and each of its committees, effective May 30, 2019, the day following our scheduled annual meeting of stockholders. Mr. Sullivan passed away on September 1, 2018. Keith Valentine, our president and chief executive officer, is not included in this table because he is an employee and receives no compensation for his service as a director. See "Executive Compensation and Other Information," below for information regarding the compensation received by Mr. Valentine.

(2)
The directors identified in the table below elected to receive restricted stock awards in lieu of 100% of their 2018 annual retainer, which awards were granted on May 30, 2018, and vested or will vest in four equal installments on each of August 30, 2018, November 30, 2018, February 28, 2019 and May 30, 2019. Accordingly, other than for Dr. Blanchard and Mr. Sullivan, the dollar amounts in this column represent the aggregate fair market value of such awards determined based on the price of our common stock on the grant date in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic718). See Note 7. Equity and Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for details as to the assumptions used to determine the fair value of the awards. The table below indicates the number of shares subject to the award granted to each of them and their grant date fair value. Amounts shown below are based on the full grant date fair value of the entire award, regardless of vesting requirements.

Director	Shares of Restricted Stock	Grant Date Fair Value ($)
Keith Bradley	4,429	50,000
Stuart M. Essig	7,972	90,000
Michael Fekete	5,757	65,000
John B. Henneman, III	4,429	50,000
Kirt C. Stephenson	6,643	75,000

(3)
Represents the aggregated fair market value of restricted stock awards granted as Annual Awards determined based on the price of our common stock on the grant date in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic718). See Note 7. Equity and Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for details as to the assumptions used to determine the fair value of the awards. These awards vested or will vest in four equal installments on each of August 30, 2018, November 30, 2018, February 28, 2019 and May 30, 2019.

The table below indicates the aggregate number of unvested restricted stock awards outstanding and the aggregate number of shares subject to stock options outstanding held by our non-employee directors as of December 31, 2018:

Director	Unvested Restricted Stock Awards	Shares Subject to Outstanding Stock Options
Cheryl R. Blanchard	8,857	54,054
Keith Bradley	11,071	76,337
Stuart M. Essig	12,843	130,198
Michael Fekete	11,735	83,021
John B. Henneman, III	11,071	76,337
Kirt C. Stephenson	16,606	117,117

Director Attendance at Annual Meetings of Stockholders
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meeting of stockholders, we encourage all of our directors to attend. All of our directors who were standing for re-election last year attended last year’s annual meeting of stockholders.
Communications with our Board of Directors
Our stockholders wishing to address questions regarding our business affairs directly to our board of directors, or any individual director, should submit the inquiry in writing to:

SeaSpine Holdings Corporation
Attn: Investor Relations
5770 Armada Drive,
Carlsbad, CA 92008

Stockholders should indicate that they are a stockholder of our company. Depending on the subject matter, investor relations will (alone or in concert with our other personnel, as appropriate): (1) forward the inquiry to the chair of our board of directors or the lead independent director, as appropriate, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; (2) forward the inquiry to the appropriate personnel within our company; for instance, if it is primarily commercial in nature; (3) attempt to handle the inquiry directly; for instance, if it is a request for information about our company or a stock-related matter; or (4) not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.
Corporate Governance
Our code of business conduct and ethics, corporate governance guidelines, audit committee charter, compensation committee charter and nominating and corporate governance committee charter are available, free of charge, under the "Investors > Corporate Governance > Governance Overview" section of our website at www.seaspine.com. Our code of business conduct and ethics applies to all our employees, officers and directors. We intend to disclose any amendment to, or a waiver from, a provision of our code of conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K by posting such information on our website at the address specified above. The information on our website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our other corporate governance documents, free of charge, to any stockholder upon written request to SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008.

Stockholder Engagement
We value the input we receive from our investors. As part of our investor relations program, we engage with our largest investors throughout the year. We solicit their feedback on issues important to them and aspects of our business. In addition, we regularly monitor developments and best practices with respect to corporate governance matters. As part of these activities, in February 2019, our board of directors approved an amendment to our amended and restated bylaws. The effect of the amendment is to limit the supermajority vote required for our stockholders to amend our bylaws to only specified sections of our bylaws. Before such amendment, no section of our bylaws could be amended, unless such amendment was approved by a supermajority vote of our stockholders (that is, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of our then-outstanding shares entitled to vote generally in the election of directors). As amended, other than with respect to certain specific, enumerated sections, our bylaws may be amended, altered or repealed upon the affirmative vote of a simple majority of the voting power of all of our then-outstanding shares entitled to vote generally in the election of directors. We believe this amendment to our bylaws positively impacts shareholder rights.

PROPOSAL NO. 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection for ratification by the stockholders at the annual meeting. RSM US LLP audited our financial statements for the fiscal year ending December 31, 2018. One or more representatives of RSM US LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of RSM US LLP as our independent registered public accounting firm is not required by Delaware law, our amended and restated certificate of incorporation, or our amended and restated bylaws. However, the selection of RSM US LLP to our stockholders for ratification is being submitted as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

Vote Required

Assuming a quorum is present at the annual meeting, this proposal will be approved if a majority of the voting power of the shares entitled to vote on this proposal represented in person or by proxy vote “FOR” the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
RATIFICATION OF THE SELECTION OF RSM US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.
Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to us by RSM US LLP for services rendered for the year indicated.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Audit Fees (1)	$897,315	$574,098
Audit Related Fees (2)	20,475	35,600
Tax Fees (3)	—	—
All Other Fees (4)	4,265	2,333
	$922,055	$612,031

(1)
Audit Fees consist of fees billed for professional services for audit and the review of our quarterly reports on Form 10-Q, statutory audits, professional services in connection with SEC registration statements and comfort letters, and related services that are normally provided in connection with regulatory filings or engagements.

(2)	Audit Related Fees consist of fees for services related to an employee benefit plan audit.
(3)	We did not engage RSM US LLP to perform any professional services for tax compliance, tax advice or tax planning in 2017 or 2018.
(4)
All Other Fees for 2018 consists of fees related to assistance in filing a State of California Employment Training Panel grant. All Other Fees for 2017 consists of annual licensing fees for an accounting database subscription.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of RSM US LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

On March 28, 2017, our audit committee dismissed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm. PwC’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years, which ended December 31, 2016 and December 31,

2015, and the subsequent interim period through March 28, 2017, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K). In accordance with Item 304(a)(3) of Regulation S-K, we requested that PwC furnish us with a letter addressed to the United States Securities and Exchange Commission stating whether or not PwC agrees with above statements. PwC furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1 to our current report on Form 8-K filed with the SEC on March 31, 2017.

On March 28, 2017, our audit committee approved the engagement of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. During the years ended December 31, 2015 and 2016 and through March 28, 2017, neither we, nor any person acting on our behalf, consulted RSM US LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of the audit opinion that might be rendered on our financial statements, and RSM US LLP did not provide any written report or oral advice to us that RSM US LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Pre-Approval Policies and Procedures
Under the audit committee charter, before our independent registered public accounting firm is engaged to render audit or non-audit services, the audit committee must pre-approve the engagement, except that the pre-approval of non-audit services (other than review and attest services) is not required if such services fall within available exceptions established by the SEC. The audit committee may adopt policies and procedures for the pre-approval of services and the audit committee may delegate to one or more of its members the authority to grant pre-approvals, provided such approvals are presented to the audit committee at a subsequent meeting. If the audit committee establishes pre-approval policies and procedures regarding non-audit services, it must be informed of each non-audit service provided by our independent registered public accounting firm.
The audit committee has established policies and procedures for the pre-approval of services. Under these policies and procedures, our management submits requests for approval in writing to the audit committee, which reviews such requests and approves or declines to approve the requests.
Except as described below, the audit committee pre-approved all audit and permitted non-audit services provided by RSM US LLP in 2018. During 2018, we paid $20,475 for the audit of our 401(k) plan. Such amount is included in the "Audit Related Fees" line item in the table above and represents approximately 2.2% of the total fees paid, and we relied on the de minimis exception to pre-approval provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. The audit committee has determined that the rendering of the services other than audit services by RSM US LLP is compatible with maintaining RSM US LLP’s independence.

PROPOSAL NO. 3:
APPROVAL OF AN AMENDMENT TO OUR 2015 EMPLOYEE STOCK PURCHASE PLAN
Introduction
Our stockholders are being asked to approve an amendment (the ESPP Amendment) to our 2015 Employee Stock Purchase Plan, or the Existing ESPP. The Existing ESPP, as amended by the ESPP Amendment, is referred to herein as the “Amended ESPP.” Our board of directors approved the ESPP Amendment effective November 2, 2018, subject to stockholder approval.
The ESPP Amendment is being submitted for stockholder approval in order to ensure that the Amended ESPP meets the requirements of Section 423 of the Internal Revenue Code, as amended (the Code). If the ESPP Amendment is not approved by our stockholders, the ESPP Amendment will have no further force and effect, the Existing ESPP will continue in full force and effect, although there will no longer be any shares remaining available for issuance under the Existing ESPP.
Overview of Proposed ESPP Amendment
Increase in Share Reserve. We strongly believe that an employee stock purchase program is a necessary and important incentive and retention tool. As of December 31, 2018, a total of 400,000 shares of our common stock were reserved under the Existing ESPP and, after giving effect to the exercise of outstanding purchase rights on the purchase date occurring on December 31, 2018, there were 64 shares of common stock remaining available under the Existing ESPP for future issuance.
If our stockholders approve the ESPP Amendment, an additional 400,000 shares will be reserved for issuance under the Amended ESPP and available for purchase under offering periods commencing on or after January 1, 2019.
If our stockholders do not approve the ESPP Amendment, we will not have any additional shares available for issuance under the Existing ESPP.
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”
The Existing ESPP is not being amended in any material respect other than to reflect the changes described above.
Determination to Approve the ESPP Amendment
The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under those plans, each at December 31, 2018, and the proposed increase in shares authorized for issuance under the ESPP Amendment.
The Existing ESPP, our Amended and Restated 2015 Incentive Award Plan, or the 2015 Plan, and our 2018 Employment Inducement Incentive Award Plan are the only equity incentive plans we currently have in place pursuant to which awards may still be granted.

	Number of Shares	As a % of Shares Outstanding (1)	Dollar Value (2)
2015 Plan
Share reserve under 2015 Plan (3)	6,235,500	33.4%	$113,735,520
Options Outstanding
Adjusted Awards	97,006	0.5%	$1,769,389
Options (that are not adjusted awards)	2,211,136	11.8%	$40,331,121
Weighted average exercise price of outstanding options			$14.82
Weighted average remaining term of outstanding options			$5.17
Restricted stock awards and restricted stock units outstanding
Adjusted Awards	69,937	0.4%	$1,275,651
RSAs (that are not Adjusted Awards)	72,183	0.4%	$1,316,618
RSUs (that are not Adjusted Awards)	850,002	4.6%	$15,504,036
Shares remaining available for issuance under 2015 Plan	2,636,659	14.1%
2018 Plan
Original share reserve under 2018 Plan	2,000,000	10.7%	$36,480,000
Options outstanding	12,500	0.1%	$228,000
RSU Granted	54,219	0.3%	$988,955
Shares remaining available for issuance under 2018 Plan	1,933,281	10.4%	$35,263,045
Amended ESPP
Proposed aggregate increase to share reserve pursuant to ESPP Amendment	400,000	2.1%	$7,296,000
Shares remaining available for grant assuming approval of the ESPP Amendment	400,064	2.1%	$7,297,167

(1)	Based on 18,668,773 shares of our common stock outstanding as of December 31, 2018.
(2)	Based on the closing price of our common stock on December 31, 2018 of $18.24 per share.
(3)
Does not include (a) the number of shares subject to outstanding Adjusted Awards as of December 31, 2018, or (b) the 194,710 shares that have become available for issuance under the 2015 Plan as a result of the forfeiture of Adjusted Awards since the adoption of the 2015 Plan through December 31, 2018 pursuant to the terms of the 2015 Plan.

In determining whether to approve the ESPP Amendment, including the proposed increase to the share reserve under the ESPP Amendment over the share reserve under the Existing ESPP, our board of directors considered the following:

Unless the ESPP Amendment is authorized and approved by our stockholders, we will no longer have any shares available for issuance under the Existing ESPP. As a result, we will be unable to use the Existing ESPP as an incentive and retention tool for employees that benefits all of our stockholders. The increase will enable us to continue our policy of equity ownership by employees as an incentive to contribute to our success.

We expect the proposed aggregate share reserve under the ESPP Amendment to provide us with enough shares for three years, assuming employee participation in the Amended ESPP is consistent with historical levels, as reflected in our three-year burn rate for the Existing ESPP, and further dependent on the price of our shares and hiring activity during the next few years. We cannot predict our future share usage under the Amended ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended ESPP could last for a shorter or longer time.

In fiscal years 2016, 2017 and 2018, the end of year overhang rate was approximately 31.4%, 24.9%, and 41.9%, respectively (which overhang rates were 37.7%, 26.9%, and 42.8%, respectively, if Adjusted Awards were included). If the ESPP Amendment is approved, we expect our overhang at the end of 2019 will be approximately 53.8% (which overhang rate would be 54.6% if Adjusted Awards are included). Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

In fiscal years 2016, 2017 and 2018, we issued a total of approximately 89,857, 150,020, and 160,059 shares, respectively, under the Existing ESPP, for an annual equity burn rate of 0.8%, 1.1% and 0.9%, respectively. This represents a three-year average burn rate of 0.9% with respect to our Existing ESPP. In fiscal years 2016, 2017 and 2018, equity awards representing a total of approximately 1,123,413 shares, 1,099,485 shares and 853,467 shares, respectively, were granted under our equity plans (including shares issued under the Existing ESPP but not including the Adjusted Awards), for an annual equity burn rate of 10.0%, 8.1% and 4.6%, respectively. This represents a three-year average burn rate of 7.6% with respect to all of our equity plans. Equity burn rate is calculated by dividing (1) the number of shares subject to equity awards granted during the fiscal year by (2) the number of shares outstanding at the end of the period.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the increase to the share reserve under the Existing ESPP pursuant to the ESPP Amendment is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Amended ESPP.
Summary of the Amended ESPP
The principal features of the Amended ESPP are summarized below, but the summary is qualified in its entirety by reference to the Existing ESPP and the ESPP Amendment, which are attached as Appendix A and Appendix B, respectively, to this proxy statement.
Purpose
The purpose of the Amended ESPP is to assist our eligible employees in acquiring a stock ownership interest in our company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.
Securities Subject to the Amended ESPP
An aggregate of 800,000 shares of our common stock are available for grant under the Amended ESPP. The common stock made available for purchase under the Amended ESPP may be authorized but unissued shares, treasury shares or shares reacquired in private transactions or open market purchases. In computing the number of shares of common stock available for grant, shares relating to options which terminate prior to exercise will be available for future grants of options.
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”
Administration
The Amended ESPP is administered by the compensation committee, which has broad authority to construe the Amended ESPP and to make determinations with respect to the terms and conditions of each offering period under the Amended ESPP, awards, eligible participants, designated subsidiaries and other matters pertaining to plan administration.

Eligibility
Our employees are eligible to participate in the Amended ESPP if they are customarily employed by us or any participating subsidiary and, immediately after the grant of an option, would own (directly or through attribution) stock possessing less than 5% of the total combined voting power or value of all classes of our common or other class of stock, or the stock of any subsidiary corporation of ours.
Eligible employees become participants in the Amended ESPP by enrolling and authorizing payroll deductions by the deadline established by the administrator prior to the relevant offering date. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.
As of January 1, 2019, the most recent enrollment date, there were 353 employees who were eligible to participate in the Amended ESPP, 179 of whom had elected to participate.
Offering Periods and Purchase Periods
Our Amended ESPP is intended to qualify under Code Section 423 and stock will be offered under the Amended ESPP during offering periods. The length of the offering periods under the Amended ESPP will be determined by our compensation committee and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the compensation committee for each offering period, but will generally be the last trading day in each purchase period. The compensation committee may, in its discretion, modify the terms of future offering periods.
The Amended ESPP is currently implemented by 24-month “offering periods.” A new 24-month offering period will commence on each of January 1 and July 1 during the term of the Amended ESPP. Each offering period is comprised of up to four six-month purchase periods. Purchase dates are set for the last trading day in each six-month purchase period during an offering period and will generally occur on each of June 30 and December 31 (unless such days are not trading days).
If the fair market value of our common stock on any purchase date is less than or equal to the fair market value on the first trading day of that offering period, then that offering period will immediately terminate and each participant in the terminated offering period will automatically participate in the offering period commencing on the January 1 or July 1 immediately following the date on which the original offering period terminated.
Enrollment; Contributions
Our Amended ESPP permits participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation. The Amended ESPP provides that there shall be a limit on the number of shares a participant may purchase during an offering period, which will be 1,500 shares per offering period unless otherwise determined by the administrator prior to the commencement of an offering period. The administrator has determined that this limit will be a maximum of 2,500 shares times the number of purchase periods in such offering period for offerings under the Amended ESPP. In addition, no employee will be permitted to accrue the right to purchase stock under the Amended ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period).
After an employee authorizes us to deduct a certain percentage of his or her compensation for the purchase of shares under the Amended ESPP, we will make such deductions from his or her paycheck each pay period during an offering period and hold the accumulated amounts in a bank account until the completion of the offering period. An employee will not receive any interest on the amounts of compensation that we accumulate for the purchase of shares under the Amended ESPP. We may use all funds held by us under the Amended ESPP for any corporate purpose, and we are not obligated to segregate such funds.
Purchase Rights
On the first trading day of each offering period, each participant automatically is granted a right to purchase shares of our common stock. The purchase expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such purchase period.
Purchase Price
The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the applicable purchase date. The fair market value per share of our common stock under the Amended ESPP is generally is the closing sale price of our common stock on the Nasdaq Stock Market on the date for which fair market value is being determined, or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on the Nasdaq Stock Market on March 15, 2019, was $14.77.
Withdrawal; Termination of Employment
Participants may end their participation at any time during an offering period, provided that written notice is delivered no later than fifteen days prior to the exercise date of the offering period. Participants will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.
Adjustments
If there is any increase or decrease in the number of issued shares of common stock as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the company, the administrator may proportionately adjust (i) the aggregate number of shares of common stock authorized for issuance under the Amended ESPP; (ii) the number of shares of common stock subject to outstanding purchase rights which have not yet been exercised; and (iii) the price per share of outstanding purchase rights.
Unless provided otherwise by the administrator, if there is a proposed dissolution or liquidation of the company, the offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation.
If there is a proposed sale of all or substantially all of the assets of the company or the merger of the company with or into another corporation, each outstanding purchase right under an ongoing offering period will be assumed or an equivalent right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the purchase rights are not assumed or substituted, the offering period will be shortened by setting a new exercise date and any offering periods then in progress will end on the new exercise date. The new exercise date will be before the date of the applicable transaction.
Transferability
A participant may not transfer rights granted under the Amended ESPP other than by will, the laws of descent and distribution.
Amendment and Termination
The administrator of the Amended ESPP has the right to amend, suspend, or terminate the Amended ESPP at any time and from time to time to the extent that it deems advisable. However, absent the approval of our stockholders, the plan administrator may not amend the Amended ESPP (i) to increase the maximum number of shares that may be purchased under the Amended ESPP or (ii) in any manner that would cause the Amended ESPP to no longer be an “employee stock purchase plan” within the meaning of Section 423 of the Code. No further offerings will take place once all shares of common stock available for purchase thereunder have been purchased unless our stockholders approve an amendment authorizing new shares under the Amended ESPP.
Federal Income Tax Consequences Associated with the Amended ESPP
The material federal income tax consequences of the Amended ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the Amended ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.
The Amended ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Amended ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the Amended ESPP (i.e., the first day of the offering period). In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.
New Plan Benefits
Benefits under the Amended ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended ESPP. No shares of common stock have been issued with respect to the 400,000 share increase for which stockholder approval is sought under this Proposal 3.
Plan Benefits under the Existing ESPP
As of December 31, 2018, each of our named executive officers and the other groups identified below have purchased the following shares under the Existing ESPP since its inception:

Name or Group	Shares Purchased (#)	Aggregate Purchase Price ($)
Keith Valentine	8,160	55,783
John Bostjancic	—	—
Tyler Lipschultz	8,138	55,750
All Current Executive Officers as a Group (6 persons)	32,691	223,243
All Current Non-Employee Directors as a Group (8 persons)	—	—
All Current Non-Executive Officer Employees as a Group (199 persons)	367,245	2,562,291
Vote Required; Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the ESPP Amendment.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO OUR 2015 EMPLOYEE STOCK PURCHASE PLAN

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2019, for:

•	each person or group of affiliated persons who, to our knowledge, owns more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees; and

•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with applicable SEC rules, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after March 31, 2019 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us, that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
The information set forth in the table below is based on 18,895,956 shares of our common stock issued and outstanding on March 31, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after March 31, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address for each person listed in the table below is c/o SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Beneficial Owners:
Richard E. Caruso (1)	2,054,627	10.87%
First Light Asset Management, LLC (2)	1,785,071	9.45%
Novo Holdings A/S (3)	1,308,037	6.92%
Blackrock, Inc. (4)	1,074,969	5.69%

Directors and Named Executive Officers:
Kirtley (Kirt) C. Stephenson (5)	190,934	1.01%
Stuart M. Essig (6)	545,127	2.87%
Cheryl R. Blanchard (7)	83,002	*
Keith Bradley (8)	117,195	*
Kimberly J. Commins-Tzoumakas (9)	5,920	*
Michael Fekete (10)	130,869	*
Renee Gaeta (11)	5,920	*
John B. Henneman, III (12)	131,045	*
Keith C. Valentine (13)	670,114	3.47%
John J. Bostjancic (14)	181,181	*
Tyler Lipschultz (15)	181,676	*
All current directors and executive officers as a group (14 persons) (16)	2,529,873	12.47%

*	Represents beneficial ownership of less than 1%.

(1)
Dr. Caruso may be deemed the beneficial owner of 2,054,627 shares of common stock. He individually holds 15,457 shares and holds options to purchase 9,941 shares of common stock. Tru St Partnership LP (Tru St) may be deemed the beneficial owner of 1,997,068 shares of common stock. Dr. Caruso is the president and sole director of Provco

Leasing Corporation (Provco Leasing). Provco Leasing is the corporate general partner of Tru St. Provco Leasing is also the beneficial owner of 2,004,847 shares of common stock. The Uncommon Individual Foundation (the UIF) is the beneficial owner of 24,382 shares of common stock. Dr. Caruso is the founder and chief executive officer of the UIF. Dr. Caruso disclaims beneficial ownership of the shares held by Tru St, Provco and the UIF. Dr. Caruso may be deemed to have sole power to vote or direct the vote of, and to dispose or direct the disposition of, 25,398 shares of common stock based on his ownership of 15,457 shares and options to purchase 9,941 shares of common stock described above. Dr. Caruso, Tru St, Provco Leasing and the UIF may be deemed to share the power to vote or direct the vote with respect to, and to have shared power to dispose of or shared power to direct the disposition of, 2,029,229 shares of common stock. Dr. Caruso and Tru St may be deemed to share the power to vote or direct the vote with respect to, and to have shared power to dispose of or shared power to direct the disposition of, 1,997,068 shares of common stock. Dr. Caruso and Provco Leasing may be deemed to share the power to vote or direct the vote with respect to, and to have shared power to dispose of or shared power to direct the disposition of, 1,997,068 shares of common stock. Dr. Caruso and the UIF may be deemed to share the power to vote or direct the vote with respect to, and to have shared power to dispose of or shared power to direct the disposition of, 24,382 shares of common stock. The address of Dr. Caruso, of Tru St., and of the UIF is 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085. Provco Leasing’s address is 1105 N. Market Street, Suite 602, Wilmington, DE 19810.  The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Dr. Caruso with the SEC on February 11, 2019.

(2)
First Light Asset Management, LLC (First Light) is deemed to be the beneficial owner of 1,785,071 shares of common stock by virtue of the fact that it acts as an investment adviser to certain persons holding separately managed accounts with First Light, each of whom has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, those shares. Mathew P. Arens is also deemed to be the beneficial owner of these shares because he controls First Light in his position as managing member and majority owner of First Light. First Light Focus Fund, LP (the Fund) is the direct holder and the beneficial owner of 1,102,495 of the shares held by First Light. First Light Focus Fund GP, LLC (the General Partner) is deemed to be a beneficial owner of the shares held by First Light because it is the sole general partner of the Fund. First Light is deemed to be a beneficial owner of the shares of common stock because it acts as investment adviser to the Fund. Mr. Arens is also deemed to be the beneficial owner of the shares of common stock because he controls First Light in his position as the managing member and majority owner of First Light. The address of First Light, Mr. Arens, the Fund and the General Partner is 3300 Edinborough Way, Suite 201, Edina, MN 55435. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by First Light with the SEC on February 14, 2019.

(3)
Novo Holdings A/S has sole voting power and dispositive power over all of these shares. Novo Holdings A/S is a Danish limited liability company, which is wholly owned by Novo Nordisk Foundation (the Foundation), a Danish commercial foundation. Novo Holdings A/S is the holding company in the group of Novo companies (currently comprised of Novo Nordisk A/S, Novozymes A/S and NNIT A/S) and is responsible for managing the Foundation’s assets, including its financial assets. Based on the governance structure of Novo Holdings A/S and the Foundation, the Foundation is not deemed to have any beneficial ownership of the securities of SeaSpine held by Novo Holdings A/S. Novo Holdings A/S' address is Tuborg Havnevej 19, 2900 Hellerup, Denmark. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Novo Holdings A/S with the SEC on February 1, 2019.

(4)
Blackrock, Inc, is deemed to be the beneficial owner of 1,074,969 shares of common stock. Blackrock, Inc. has sole voting power over 1,034,910 of these shares and sole dispositive power over all of these shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Blackrock, Inc. with the SEC on February 7, 2019.

(5)
Consists of 9,700 shares of common stock held by the Kirtley & Leslie Stephenson 2014 Trust, 64,117 shares of common stock held by Mr. Stephenson, and 117,117 shares of common stock that Mr. Stephenson has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019. Mr. Stephenson is a trustee of the Kirtley & Leslie Stephenson 2014 Trust and he has shared investment power over the shares held by it.

(6)
Consists of 414,929 shares of common stock held by Dr. Essig, and 130,198 shares of common stock that Dr. Essig has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

(7)
Consists of 28,948 shares of common stock and 54,054 shares of common stock that Dr. Blanchard has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

(8)
Consists of 40,858 shares of common stock and 76,337 shares of common stock that Dr. Bradley has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

(9)	Consists of 5,920 shares of common stock.

(10)
Consists of 47,848 shares of common stock and 83,021 shares of common stock that Mr. Fekete has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

(11)	Consists of 5,920 shares of common stock.

(12)
Consists of 54,708 shares of common stock and 76,337 shares of common stock that Mr. Henneman has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

(13)
Consists of 223,991 shares of common stock and 446,123 shares of common stock that Mr. Valentine has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

(14)
Consists of 66,694 shares of common stock and 114,487 shares of common stock that Mr. Bostjancic has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

(15)
Consists of 72,938 shares of common stock and 108,738 shares of common stock that Mr. Lipschultz has the right to acquire pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

(16)	Consists of 1,130,079 shares of common stock and 1,399,794 shares of common stock acquirable pursuant to outstanding options which are exercisable within 60 days of March 31, 2019.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Our Executive Officers
The table below sets forth the name, age and position of each of our executive officers as of March 31, 2019.

Name	Age	Position
Keith C. Valentine	51	President, Chief Executive Officer and Director
John J. Bostjancic	48	Senior Vice President, Chief Financial Officer and Treasurer
Dennis Cirino	49	Senior Vice President, Global Spinal Systems
Tyler Lipschultz	52	Senior Vice President, Orthobiologics and Business Development
Patrick L. Keran	47	Vice President, General Counsel and Secretary
John J. Winge	52	Vice President, Sales

This section includes biographical information for our executive officers, other than for Mr. Valentine, which can be found above under “Proposal No. 1 – Election of Directors.”

John J. Bostjancic has served as our chief financial officer since March 2015 and our treasurer since July 2015 and, in February 2018, was designated a senior vice president.  Prior to this, Mr. Bostjancic served as acting chief financial officer of the SeaSpine business within Integra LifeSciences Holdings Corporation since December 2014.  Prior to that, he was Integra’s senior vice president of global supply chain from February 2012 through November 2014, where he was responsible for global planning, kitting, distribution, logistics and customer service functions and led the project team implementing the U.S. Food and Drug Administration’s “unique device identifier” rule in 2014. From 2008 until January 2012, Mr. Bostjancic was senior vice president of financial planning & analysis at Integra. Since Mr. Bostjancic joined Integra in 1999, he held roles of increasing responsibility in the finance organization, including corporate controller from 2003 through 2006. Before joining Integra, Mr. Bostjancic was a manager in the accounting standards team at Merck & Co., Inc., a publicly traded global health care company, from 1998 through 1999 and worked in the business assurance organization at PricewaterhouseCoopers from 1993 through 1998. He received his B.S. in accounting from the College of New Jersey.

Dennis Cirino has served as our senior vice president, global spinal systems since July 2018. Mr. Cirino brings over 25 years of spine industry experience with numerous leadership roles in sales and marketing. Prior to joining SeaSpine, he was with NuVasive, Inc., a publicly traded medical device company, where he served in roles of increasing seniority, most recently serving as vice president of market development for computer-assisted surgery. Prior to NuVasive, Mr. Cirino spent ten years at Medtronic, four of which were in Switzerland, where he held senior marketing, development and marketing services positions focused on spinal systems, biologics, and pain stimulation. Mr. Cirino received a B.S./B.A. in Management Information Systems from Duquesne University and an M.B.A. from the University of Notre Dame.

Tyler Lipschultz has served as our senior vice president, orthobiologics and business development since February 2018 and, from July 2015 to February 2018, served as our vice president, orthobiologics and business development. Before joining us, from June 2008 to March 2015, Mr. Lipschultz held positions of increasing responsibility at NuVasive, Inc., a publicly traded medical device company, most recently serving as its executive vice president, global operations and, prior to that, executive vice president, biologics. Prior to joining NuVasive, Mr. Lipschultz was a director at ProtoStar, a medical device incubator that formed Annulex, CVRx, and VERTx, which he co-founded. In 2002, VERTx merged with Spine Wave, where Mr. Lipschultz subsequently served in a variety of roles, including executive vice president and general manager of the mechanical business. Prior to ProtoStar, Mr. Lipschultz held the position of Equity Research Analyst at Piper Jaffray and served in various marketing/product management roles at Stryker, Smith & Nephew, and DePuy. Mr. Lipschultz received a B.A. in economics and business administration from Kalamazoo College and an M.B.A. from the executive program at Krannert School of Management at Purdue University.

Patrick L. Keran has served as our general counsel since October 2015 and secretary since June 2016. Prior to joining SeaSpine, Mr. Keran provided strategic and business advisory services to a variety of life sciences companies, including acting as Chief Legal Officer to NAIA Pharmaceuticals, Inc., a privately held international drug development company. From February 2010 to February 2015, Mr. Keran served as president and chief operating officer of Mast Therapeutics, Inc., a publicly held clinical stage biopharmaceutical company, and from August 2006 to February 2010, he served as its general counsel. He also served as Mast’s secretary from September 2006 to February 2015 and served as its principal financial officer from July 2009 to January 2013. Previously, from 2004 to 2006, Mr. Keran was associate general counsel at Ionis

Pharmaceuticals, Inc. (formerly known as Isis Pharmaceuticals, Inc.), a publicly held drug discovery and development company. From 1999 to 2004, Mr. Keran practiced corporate law at the law firms of Heller Ehrman LLP and Brobeck Phleger & Harrison LLP, specializing in public and private financings, licensing arrangements, mergers and acquisitions and corporate governance matters. Mr. Keran is licensed to practice law in the State of California. Mr. Keran received a B.A. from the University of California at San Diego and a J.D. from the University of California at Berkeley, Boalt Hall School of Law.
John J. Winge has served as our vice president, sales since June 2015.  From August 2008 to June 2015 he served as vice president, sales of the U.S. spine division of Integra LifeSciences Holdings Corporation.  He was also vice president, marketing for Integra’s U.S. spine division from June 2011 to September 2013. Mr. Winge joined Integra in August 2008 when Integra acquired Theken Spine, LLC, a privately held medical device company focused on spine, where Mr. Winge served as executive vice president, sales and played an integral role in building Theken Spine from approximately $6 million to roughly $50 million in annual revenue. Prior to joining Theken Spine in 2004, Mr. Winge led the distribution business for REO Spine as the U.S. distributor for Eurosurgical Ltd., a distributor of surgical instrumentation and medical equipment products, from 1999 to 2004. Mr. Winge worked with various independent distributors from 1992 to 1998 as a spine hardware sales representative and manager. Mr. Winge began his medical device career as a sales representative for Sofamor Danek. Mr. Winge received a B.A. in economics from the University of Pittsburgh.
2018 Named Executive Officer Compensation
This section discusses the material components of the executive compensation program for our named executive officers and includes the required compensation tables. Our named executive officers are:

Name	Position
Keith C. Valentine	President, Chief Executive Officer and Director
John J. Bostjancic	Chief Financial Officer and Treasurer
Tyler Lipschultz	Senior Vice President, Orthobiologics and Business Development
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our last two completed fiscal years.

2018 Summary Compensation Table
				Stock	Option	Non-Equity Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	Total ($)
Keith Valentine	2018	547,324	—	820,371	—	618,825	4,125	1,990,645
Chief Executive Officer	2017	527,478	—	795,675	—	450,883	4,125	1,778,161
John Bostjancic	2018	372,335	—	375,380	—	255,940	4,125	1,007,780
Chief Financial Officer	2017	342,861	—	344,794	—	172,396	4,125	864,176
Tyler Lipschultz(4)	2018	373,212	—	375,380	—	243,750	4,125	996,467
Senior Vice President, Orthobiologics and Business Development

(1)
Represents the grant date fair value, determined in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718), of awards of restricted stock units (RSUs) and options, as applicable, granted to the named executive officers. See Note 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for details as to the assumptions used to determine the fair value of these awards. Amounts shown are based on the full grant date fair value of the entire award, regardless of vesting requirements.

(2)	Represents amounts paid to the named executive officers under our annual incentive program for corporate and individual performance for 2018.

(3)	Amounts consist of matching contributions we made under our 401(k) plan.

(4)
Mr. Lipschultz became one of our executive officers in March 2018 when he was appointed as our senior vice president, orthobiologics and business development. Because 2018 is the first year he qualifies as one of our named executive officers, only his 2018 compensation is being reported.

Narrative to Summary Compensation Table
Base Salaries
Our named executive officers’ base salaries are set by our compensation committee to be commensurate with their positions as named executive officers of a public company and are expected to provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities. As of March 4, 2018, the 2018 annual base salaries for Messrs. Valentine, Bostjancic and Lipschultz increased from $530,450, $344,792 and $344,792, respectively, to $546,364, $375,000 and $375,000, respectively.
Any future adjustments to the base salary of our named executive officers will be reflective of factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive external market positioning and the overall market demand for such executives at the time compensation decisions are made. As with total executive compensation, we intend that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities. An executive's base salary will be evaluated together with components of the executive's other compensation to ensure that the executive's target and actual total compensation is consistent with our overall compensation philosophy.
In February 2019, our compensation committee approved base salary increases for 2019 for our named executive officers. Their base salaries were increased to the following amounts effective as of March 3, 2019:  Mr. Valentine, $568,220; Mr. Bostjancic, $390,000; and Mr. Lipschultz, $390,000.

Annual Incentive Program

In February 2016, our compensation committee established an annual incentive program under our Amended and Restated 2015 Incentive Award Plan. The annual incentive program provides annual bonus opportunities for the senior leadership team members designated as participants by our compensation committee, including each of our named executive officers. The annual incentive program is designed to motivate and reward participants for their contributions to the Company. The potential amount of the bonuses awarded is based on corporate and individual performance. Our compensation committee establishes the corporate performance metrics at the beginning of each fiscal year and also determines the relative weight of those metrics. A portion of a participant’s annual bonus will also be determined in the discretion of our compensation committee based on the participant’s individual performance and such other factors as our compensation committee deems appropriate. The payout level for each participant’s annual bonus will range between 0% and 200% of the target bonus amount established by our compensation committee. Generally, a participant must remain employed with us through the date of payment of his or her annual bonus to remain eligible to receive such bonus.

In February 2018, our compensation committee established guidelines for the 2018 performance period of the annual incentive program. The target bonus amount for the named executive officers for 2018 was 85% of base salary for Mr. Valentine and 50% of base salary for each of Messrs. Bostjancic and Lipschultz. For 2018, 75% of each participant’s annual bonus was determined based on achievement relative to corporate performance metrics and 25% was determined based on individual performance. The corporate performance metrics for 2018 were revenue, free cash flow, and product development and launches, weighted 50%, 30% and 20%, respectively. The guidelines set forth achievement levels within each corporate performance metric (from 50% to 150%), though achievement levels are intended as benchmarks, rather than binary requirements or minimums / maximums, and do not mandate linear interpolation between achievement levels. Free cash flow is cash flow from operations, less capital expenditures, both calculated in accordance with GAAP, as adjusted for the impacts to operating cash flows from certain items. Free cash flow is a non-GAAP financial measure within the meaning of Regulation G. Appendix C to this Proxy Statement includes a reconciliation of such non-GAAP financial measure to the most directly comparable financial measures prepared in accordance with GAAP.

The table below sets forth the estimated actual results relative to the 100% target of each corporate performance metric. Estimated actual results reflected management’s initial estimate of our company’s performance with respect to the applicable metric and were calculated before all internal and external review and audit procedures were completed and, accordingly, were subject to adjustment. Estimated actual results were provided to our compensation committee in advance of its meeting in early February 2019 to determine 2018 bonuses. Differences between estimated and final actual results were immaterial - final revenue was $0.1 million more than estimated and final free cash flow was $0.5 million less than estimated - and no adjustment to the 2018 bonuses was made for these differences. For revenue and free cash flow, the weighted achievement in the table below reflects linear interpolation between the achievement levels in the guidelines for the annual incentive program for the 2018 performance period. In determining the bonus amounts for 2018, our compensation committee considered the weight associated with each corporate performance metric, whether the metric had been met, the degree and quality of performance for partially achieved metrics, the level of difficulty of achieving a metric, and the conditions or changes in circumstances that affected the ability to achieve or desirability of achievement of a particular metric. In particular, while product development and launches achieved at the 150% level (unweighted), or 30% (weighted), management believed that, due to the quality of specific launches and challenges in internal execution, a weighted achievement level of less than 30% was warranted. After considering these factors, our compensation committee determined to award a corporate performance metric achievement level of 130% for the 2018 performance period. Although the sum of the weighted achievement of the corporate performance metrics was 142.7% (or 137.5%, based on final actual results), our compensation committee determined that 130% was appropriate under the circumstances. The committee also determined that each named executive officer’s individual performance was at a high level in 2018 when compared to his individual performance goals. Amounts paid under our annual incentive program for the 2018 performance period are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above.

Corporate Performance Metric	Weight	100% Target	Estimated Actual Result	Weighted Achievement
Revenue	50%	$141.0 million	$143.3 million	69.5%
Free Cash Flow	30%	($21.5 million)	($20.4 million)	43.2%
Product Launches	20%	8	10	30.0%
TOTAL				142.7%

In February 2019, our compensation committee established a new annual incentive program under our Amended and Restated 2015 Incentive Award Plan for performance periods beginning January 1, 2019. The new program substantively was the same as the prior program, but removed reference to Section 162(m) of the Code and related provisions, as well as made other ministerial changes. Also in February 2019, the compensation committee established guidelines for the 2019 performance period of the annual incentive program. Target bonuses under the annual incentive program for the named executive officers for 2019 will be as follows: 85% of base salary for Mr. Valentine and 50% of base salary for each of Messrs. Bostjancic and Lipschultz. For 2019, 75% of each participant’s annual bonus will be determined based on achievement relative to corporate performance metrics and 25% will be determined based on individual performance. The corporate performance metrics for 2019 will be revenue, free cash flow, and product development and launches, weighted 50%, 30% and 20%, respectively. The guidelines set forth achievement levels within each corporate performance metric (from 0% to 150%), though achievement levels are intended as benchmarks, rather than binary requirements or minimums / maximums, and do not mandate linear interpolation between achievement levels.

Equity Compensation

In 2017 and 2018, our compensation committee granted RSUs to each of our named executive officers. The vesting terms of such RSUs are described in footnotes to the 2018 Outstanding Equity Awards at Fiscal Year End table set out in under “Outstanding Equity Awards at Fiscal Year-End,” below.

In 2019, in part to increase the performance element of our equity compensation, rather than grant equity awards consisting solely of RSUs to our named executive officers, our compensation committee granted our named executive officers a combination of stock options and RSUs.

Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms generally applicable to other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.  We provide matching contributions to our employees equal to 100% of the first 1% of their eligible compensation and 50% of the next 4% of their eligible compensation, up to a maximum matching contribution of $4,125 per employee.
Employee Benefits and Perquisites
Additional benefits available to our employees including our named executive officers, include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of our common stock underlying outstanding equity awards for each named executive officer as of December 31, 2018.

	2018 Outstanding Equity Awards at Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable*	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)*	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Keith Valentine	3/5/2018	—	—	—	—	82,284(3)	$1,500,860
	2/2/2017	—	—	—	—	71,877(4)	1,311,036
	1/27/2016(1)	111,806	37,268	14.19	1/27/2024	—	—
	8/1/2015(2)	284,375	40,625	15.68	8/1/2023	—	—
John Bostjancic	3/5/2018	—	—	—	—	37,651(3)	$686,754
	2/2/2017	—	—	—	—	31,147(4)	$568,121
	1/27/2016(1)	48,450	16,149	14.19	1/27/2024	—	—
	8/1/2015(2)	54,250	7,750	15.68	8/1/2023	—	—
Tyler Lipschultz	3/5/2018	—	—	—	—	37,651(3)	$686,754
	2/2/2017	—	—	—	—	31,147(4)	$568,121
	1/27/2016(1)	48,451	16,148	14.19	1/27/2024	—	—
	8/1/2015(2)	48,750	11,250	15.68	8/1/2023	—	—

*	In the footnotes below, the vesting that will occur in the future is subject to the officer continuing to be employed with us through the applicable vesting date.

(1)
This option vested or will vest in equal quarterly installments over four years, with the first installment vesting on March 31, 2016; provided that no portion of the option vested until the first anniversary of the officer’s first day of employment with us, at which time the portion of the option that would have vested but for this one-year cliff, vested. This option began vesting for Messrs. Valentine, Bostjancic and Lipschultz in June 2016, March 2016 and August 2016, respectively.

(2)	This option vested as to 25% of the underlying shares on May 1, 2016, and the remaining 75% vested or will vest in twelve substantially equal quarterly installments thereafter.

(3)
Represents shares subject to RSUs, 27,428 shares of which vested on January 1, 2019 for Mr. Valentine and 12,550 shares of which vested on January 1, 2019 for each of Messrs. Bostjancic and Lipschultz and the balance of which will vest in equal installments on each of January 1, 2020 and 2021.

(4)
Represents shares subject to RSUs, 35,938 shares of which vested on January 1, 2019 for Mr. Valentine and 15,573 shares of which vested on January 1, 2019 for each of Messrs. Bostjancic and Lipschultz and the balance of which will vest on of January 1, 2020.

(5)
The dollar amounts shown in this column are calculated by multiplying the number of shares shown in the adjacent column by the closing market price of our common stock as reported on Nasdaq on December 31, 2018 ($18.24), the last trading day of our fiscal year.

Executive Compensation Arrangements
Keith Valentine Employment Agreement
On April 28, 2015, we entered into an employment agreement with Keith Valentine, pursuant to which he serves as our chief executive officer. Mr. Valentine’s employment commenced May 1, 2015 and, unless earlier terminated or amended, his employment under that agreement will terminate on May 1, 2019. We intend to amend the employment agreement before May 1, 2019.
His initial annual base salary was $500,000 and is subject to annual review and may be increased in the discretion of the compensation committee of our board of directors. Mr. Valentine is eligible for an annual bonus opportunity targeted at least at 85% of his annual base salary.

 Mr. Valentine received a nonqualified stock option to purchase 325,000 shares of our common stock with a term of eight years and that vested with respect to 25% of the shares on May 1, 2016 and, with respect to the remaining 75% of the shares, vested or will vest in equal quarterly installments over the following three-year period, subject to his continued service through the applicable vesting date. If his employment is terminated due to his death or disability, then all the shares subject to this option will vest and become exercisable in full. Mr. Valentine is eligible to receive a discretionary annual equity award as determined by our compensation committee in its sole discretion. The amount, form and mix of such award is determined by our compensation committee in its discretion after giving consideration to annual equity-based awards granted to chief executive officers in our peer group. In each of 2015, 2016, 2017, 2018 and 2019, Mr. Valentine was granted an equity award, either in the form of a stock option, RSU, or combination thereof, with a value equal to 1.5 times his then-current annual base salary and that will vest, with respect to stock options, over a four-year period and, with respect to RSUs, over a three-year period.

If Mr. Valentine’s employment is terminated outside the context of a change in control by us other than for “cause,” or as a result of death or “disability,” or by Mr. Valentine for “good reason” (each, as defined in his employment agreement), then, in addition to accrued amounts:

•	he will receive a lump sum payment equal to 2.99 times his annual base salary;

•	he will receive company-subsidized healthcare continuation coverage for Mr. Valentine and his dependents for up to eighteen months after his termination date;

•	the vesting of any equity awards that are outstanding immediately prior to such termination and that vest solely based on the passage of time will be accelerated; and

•	he will be eligible to receive a pro-rated annual bonus for the year in which the termination occurs.
If Mr. Valentine’s employment is terminated within twelve months following a change in control by us other than cause, death or disability, or by Mr. Valentine for good reason, then he will be entitled to receive the same payments and benefits as described above, except he will receive a lump sum payment equal to 2.99 times the sum of his annual base salary and target bonus opportunity.
Mr. Valentine’s right to receive the severance payments described above is subject to Mr. Valentine executing a general release of claims in our favor. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction, if such reduction would result in a greater net after-tax benefit to Mr. Valentine than receiving the full amount of such payments.

Mr. Valentine’s employment agreement contains an employee non-solicitation covenant that extends for 18 months following termination of his employment. We agreed to reimburse Mr. Valentine for up to $35,000 in legal fees and expenses incurred in connection with the drafting, review and negotiation of his employment agreement and the option agreement related to the stock option to purchase 325,000 shares of our common stock described above.
Senior Leadership Retention and Severance Plan
In January 2016, our compensation committee adopted the Senior Leadership Retention and Severance Plan, or the Severance Plan. The Severance Plan provides our named executive officers (other than Mr. Valentine, who is not an eligible participant) and the other members of our senior leadership team with certain severance benefits.

Under the Severance Plan, if a participant’s employment is terminated prior to a change in control or more than twelve months following a change in control by us without “cause” (and other than by reason of death or disability) or by the participant for “good reason” (each as defined in the Severance Plan), then the participant will be entitled to a lump sum payment equal to his or her annual base salary, less his or her accrued but unused paid time off.
Under the Severance Plan, if a participant’s employment is terminated within twelve months following a change in control by us without cause (and other than by reason of death or disability) or by the participant for good reason, then the participant will be entitled to the following payments and benefits:

•	A lump sum payment equal to two times his or her annual base salary, less his or her accrued but unused paid time off;

•
A lump sum payment equal to the estimated monthly premium cost of continuing health care coverage (including, without limitation, medical, dental and vision coverage) for the participant and his or her dependents who are covered immediately prior to the termination under the federal law known as COBRA for twenty-four months; and

•
Accelerated vesting of any equity awards that are outstanding immediately prior to such termination and that vest solely based on the passage of time. In addition, as applicable, each such award shall remain exercisable until the date that is twelve months after the date of termination (which, for these purposes, will be deemed to have occurred on the vesting date that would have occurred immediately following the termination, had such termination not occurred) (but in no event beyond the original expiration date of such award).

A participant’s right to receive the severance payments pursuant to the Severance Plan is contingent on his or her executing a general release of claims against us. In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction, if such reduction would result in a greater net after-tax benefit to the participant than receiving the full amount of such payments.
Equity Compensation Plan Information
The following table summarizes securities available under our equity compensation plans as of December 31, 2018 (in thousands, except per share data).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Amended and Restated 2015 Incentive Award Plan (1)
Awards granted by Integra LifeSciences Holdings Corporation prior to the Spin-Off and converted to SeaSpine awards in connection with the Spin-Off	97,006	$10.75	—
Awards granted following the Spin-Off (2)	3,133,321	$10.46	2,636,659
Equity compensation plans not approved by security holders:
2016 Employment Inducement Incentive Award Plan (3)	—	$—	1,000,000
2018 Employment Inducement Incentive Award Plan (4)	66,719	$1.42	1,933,281

(1)
The Amended and Restated 2015 Incentive Award Plan is a broad-based incentive plan, which allows for the grant of stock options, restricted stock, dividend equivalents, stock payments, RSUs, performance shares, other incentive awards, stock appreciation rights (or SARs), and cash awards to employees, consultants and non-employee directors. If an award under the plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the plan. In addition, shares tendered or withheld to satisfy tax withholding obligations associated with an award may be used again for new grants under the plan. However, the following shares may not be used again for grant under the plan: (1) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (2) shares subject to SARs that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.

(2)
Includes 922,185 shares subject to outstanding RSUs, none of which have an exercise price. The weighed-average exercise price of outstanding options, warrants and rights excluding such outstanding RSUs is $14.82.

(3)
In 2016, we established the SeaSpine Holdings Corporation 2016 Employment Inducement Incentive Award Plan. The plan is a broad-based incentive plan which allows for the issuance of stock-based awards, including non-qualified stock options, restricted stock awards, performance awards, RSUs and SARs, to any prospective officer or other employee who has not previously been an employee or director of SeaSpine or an affiliate or who is commencing employment with SeaSpine or an affiliate following a bona-fide period of non-employment by SeaSpine or an affiliate. We have not awarded any awards under the plan as of March 31, 2019.

(4)
In 2018, we established the SeaSpine Holdings Corporation 2018 Employment Inducement Incentive Award Plan (the 2018 Inducement Plan). The terms of this plan are substantially similar to the terms of the Amended and Restated 2015 Incentive Award Plan with three principal exceptions: (1) incentive stock options may not be granted under the 2018 Inducement Plan; (2) there are no annual limits on awards that may be issued to an individual under the 2018 Inducement Plan; and (3) awards granted under the 2018 Inducement Plan are not required to be subject to any minimum vesting period.

Policies Regarding Tax Deductibility of Compensation
We aim to design and approve executive compensation plans in a manner that is tax-efficient for us without sacrificing the effectiveness of the incentive programs being offered to executives. The compensation committee considers the effect of applicable tax regulations, including Section 162(m) of the Code, which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the “covered employees.” Prior to the 2017 Tax Cuts and Jobs Act, covered employees generally consisted of our chief executive officer and each of the next three highest compensated officers serving at the end of the taxable year other than our chief financial officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the 2017 Tax Cuts and Jobs Act, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although the tax deductibility of executive compensation is an important consideration, the compensation committee may approve compensation that does not qualify for deductibility where it is appropriate to do so. In addition, although we historically considered certain performance-based incentive plans that may have permitted the payment of compensation deductible under Section 162(m), subject to the limited transition relief rules in the 2017 Tax Cuts and Jobs Act, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.
Compensation Committee Interlocks and Insider Participation
During 2018, no member of our compensation committee was one of our officers or employees, or was one of our former officers, or had any relationship requiring disclosure under Item 404 of Regulation S-K. During 2018, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2017, there has not been, nor is there currently proposed, any transaction in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors or executive officers, any nominee for director, any beneficial owner of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.
Potential Conflicts of Interest
Following the Spin-Off, Integra and SeaSpine have operated, and will continue to operate, independently, and neither will have any ownership interest in the other. Our executive officers and board of directors have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at Integra have fiduciary duties to Integra stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting more than one of the companies to which they owe fiduciary duties. For example, there may be the potential for a conflict of interest when SeaSpine or Integra looks at acquisitions and other corporate opportunities that may be suitable for each of them. Any potential conflicts that arise will be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the directors of each company. From time to time, we may enter into transactions with Integra and/or its subsidiaries or other affiliates. There can be no assurance that the terms of any such transactions will be as favorable to SeaSpine, Integra, or any of their subsidiaries or affiliates as would be the case where there is no overlapping director. See “Policies and Procedures for Related Party Transactions” below for a discussion of certain procedures we have adopted to address any such potential conflicts that may arise.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. Pursuant to this written policy, we will review all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which we are a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest (or, if the amount involved is $120,000 or less, our general counsel has determined it is a related person transaction based on the facts and circumstances). For purposes of the policy, a “Related Person” means:
(a) any director or executive officer of the company, any nominee for election as a director of the company, and any person known by the company to be an “immediate family member” of such director, executive officer, or nominee for director; and
(b) any person known to the company to be the beneficial holder of greater than 5% of any class of the company’s securities, and any person known by the company to be an immediate family member of any such beneficial holder.
If our general counsel determines that a proposed transaction is a transaction for which approval is required under the policy, the proposed transaction will be submitted to the audit committee for consideration at its next meeting or, in specified circumstances, to the audit committee chairperson or, if the transaction involves the audit committee chairperson, to the nominating and corporate governance committee chairperson. The circumstances in which the proposed transaction will be submitted to the audit committee chairperson (or the nominating and corporate governance committee chairperson) include transactions in the ordinary course of our business with another company or charitable or non-profit organization with which the related person’s interest derives solely from his or her employment or other position that does not involve policy-making decisions with such company or organization, and the related person is not directly involved in the transaction and the related person does not have a personal interest in the transaction, certain charitable contributions by us to a charitable or non-profit organization at which a related person’s only relationship is as an employee or director, and when our general counsel determines that it is impracticable or undesirable to wait until the next audit committee meeting to submit a transaction for approval.
The applicable reviewing party will consider all relevant facts and circumstances, including (if applicable), the materiality of the related person transaction, the actual or perceived conflict of interest between us and the related person, the extent of the related person’s interest in the transaction, applicable state corporation and fiduciary obligation laws and rules, applicable disclosure requirements, our code of business conduct and ethics, our corporate governance guidelines, and the best interests of the company and our stockholders. The related person transaction may be approved by the applicable reviewing party if it concludes that approving the related person transaction is in the best interests of our company and of our stockholders.

Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law (the DGCL). The DGCL prohibits a company from limiting the liability of its directors for the following:

•	any breach of the director’s duty of loyalty to the company or to its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under the DGCL. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as such officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification, including any determination that any such indemnification by us is against public policy as expressed in the Securities Act. We believe that these amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
We maintain general liability insurance covering certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our amended and restated certificate of incorporation or amended and restated bylaws.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors and executive officers, and beneficial owners of more than 10% of our common stock (collectively, reporting persons) are required to file reports of ownership of our common stock and changes in such ownership with the SEC. Reporting persons also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to reporting persons were timely met during 2018, except that, as a result of an inadvertent administrative error, each of Messrs. Bostjancic and Winge was late in reporting the withholding of shares by the company to satisfy statutory tax withholding requirements on vesting of restricted stock that occurred on March 23, 2018. The report was filed promptly after the issue was discovered.

DELIVERY OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or only one set of other annual meeting materials addressed to those stockholders (unless otherwise requested by one or more of such stockholders). This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are our stockholders may be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request a single copy, you may (1) notify your broker, (2) direct your written request to our Corporate Secretary at SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008 or (3) contact us by telephone at 866-942-8698. Upon written or oral request to us, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or annual report and proxy statement, to any stockholder at a shared address to which a single copy of such material was delivered.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy relating to our 2020 annual meeting of stockholders must be received at our principal executive offices no later than December 19, 2019, which is 120 days before the anniversary of the date this proxy statement was released to our stockholders. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our proxy statement and form of proxy.

Stockholder proposals for consideration at our 2020 annual meeting of stockholders, but not for inclusion in our proxy statement and form of proxy, must be delivered to the attention of our corporate secretary in writing at our principal executive offices no earlier than the close of business on January 30, 2020 and no later than the close of business on February 29, 2020, which dates are 90 calendar days and 120 calendar days before the first anniversary of the date of our 2019 annual meeting of stockholders. Under our amended and restated bylaws, the proposal must be submitted by a stockholder who is a stockholder of record when the notice that must accompany a stockholder proposal is delivered and at the date of the 2020 annual meeting. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of the notice that must accompany a stockholder proposal. If the date of our 2020 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the first anniversary date of our 2019 annual meeting of stockholders, then, to be timely, the required notice and stockholder proposal must be delivered as described above not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If the stockholder fails to give notice by the applicable dates, then the persons named as proxies in the proxies solicited by our board of directors for the 2020 annual meeting may exercise discretionary voting power regarding any such proposal.
ANNUAL REPORT
Any person who was a beneficial owner of our common stock on the record date for the annual meeting may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as our stockholder on such record date. Requests should be directed to SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008, Attention: Corporate Secretary.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, the persons named as proxies in the proxies solicited by our board of directors will vote the shares represented by proxies in their discretion regarding any such other business.

By Order of the Board of Directors

/s/ KEITH C. VALENTINE
Keith C. Valentine
President, Chief Executive Officer and Director

San Diego, California
April 17, 2019

APPENDIX A

SEASPINE HOLDINGS CORPORATION
2015 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1 Purpose and Scope. The purpose of the SeaSpine Holdings Corporation 2015 Employee Stock Purchase Plan (as amended from time to time, the “Plan”) is to assist employees of SeaSpine Holdings Corporation, a Delaware corporation (the “Company”) and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II.
DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.2 “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee described in Article 7 hereof.

2.5 “Common Stock” shall mean common stock, par value $0.01, of the Company.

2.6 “Compensation” of an Employee shall mean the regular straight-time earnings, base salary, annual cash bonus or commissions paid to the Employee from the Company or any Designated Subsidiary on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company, any Designated Subsidiary, including prior week adjustments and overtime, but excluding vacation pay, holiday pay, jury duty pay, funeral leave pay, military pay, incentive compensation, one-time bonuses (e.g., retention or sign-on bonuses), fringe benefits, education or tuition reimbursements, imputed income arising under any Company or Designated Subsidiary group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.

2.7 “Designated Subsidiary” shall mean the Subsidiaries that have been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof.

2.8 “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s sole stockholder.

2.9 “Eligible Employee” means an Employee of the Company or any Designated Subsidiary who does not, immediately after an Option is granted, own (directly or through attribution) stock possessing five percent or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Committee may determine in its discretion that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in an Offering if: (a) such Employee has been in the employ of the Company or any Designated Subsidiary for less than two years (or any shorter period); (b) such Employee’s customary employment with the Company or any Designated Subsidiary is twenty (20) hours or less per week and/or not more than five (5) months per calendar year (or any lesser number of hours per week or months per calendar year); (c) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or is such a “highly compensated employee” (i) with compensation above a specified level, (ii) who is an officer and/or (iii) is subject to the disclosure requirements of Section 16(a) of the Exchange Act; and/or (d) such Employee is a citizen or resident of a foreign jurisdiction and the grant of an Option under the Plan or with respect to an Offering is prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Plan or such Offering to violate the requirements of Section 423 of the Code;provided, that any exclusion in clauses (a), (b), (c) and (d) shall be applied in an identical manner under each Offering to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).

2.10 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.11 “Enrollment Date” shall mean the first date of each Offering Period.

2.12 “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported inThe Wall Street Journalor such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.15 “Grant Date” shall mean the first Trading Day of an Offering Period.

2.16 “New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.

2.17 “Offering” shall mean each distinct offering of Options made under this Plan, within the meaning of Treasury Regulation 1.423-2(a).

2.18 “Offering Period” shall mean the 12-month period commencing on each January 1 following the Effective Date, except as otherwise provided under Section 5.3 hereof;provided,however, that the first Offering Period commencing on or after the Effective Date shall commence and end on the dates determined by the Administrator. In no event may the duration of any Offering Period exceed twenty-seven (27) months.

2.19 “Option” shall mean the right to purchase Shares pursuant to the Plan during each Offering.

2.20 “Option Price” shall mean the purchase price of a Share hereunder as provided in Section 4.2 hereof.

2.21 “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.

2.22 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.23 “Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.24 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.25 “Section 423 Option” shall have such meaning as set forth in Section 3.1(b) hereof.

2.26 “Share” means a share of Common Stock.

2.27 “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, “Subsidiary” shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.28 “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.

2.29 “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.

ARTICLE III.
PARTICIPATION
3.1 Eligibility.
(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b) No Eligible Employee shall be granted an Option under the Plan which permits the Participant’s rights to purchase Shares under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purposes of the limitation imposed by this subsection,

(i) the right to purchase stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year;

(ii) the right to purchase stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and

(iii) a right to purchase stock which has accrued under a Section 423 Option may not be carried over to any other Section 423 Option; provided that Participants may carry forward amounts so accrued that represent a fractional share of stock and were withheld but not applied towards the purchase of Shares under an earlier Offering, and may apply such amounts towards the purchase of additional Shares under a subsequent Offering.

The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Election to Participate; Payroll Deductions

(a) Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of the Enrollment Date of the applicable Offering may elect to participate in such Offering and the Plan by delivering to the Company a payroll deduction authorization no later than the tenth (10th) calendar day prior to the applicable Enrollment Date.

(b) Subject to Section 3.1(b) hereof, payroll deductions with respect to an Offering Period (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday during the applicable Offering Period, but not more than fifteen percent (15%) of the Participant’s Compensation as of each Payday during the applicable Offering Period or $25,000 and (ii) may be expressed as a whole number percentage. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c) Following at least one (1) payroll deduction, a Participant may decrease (to as low as 0%, which shall be considered an election to withdraw pursuant to Section 6.1 hereof) the amount deducted from such Participant’s Compensation during an Offering Period upon ten (10) calendar days’ prior written or electronic notice to the Company; provided, however, that a Participant may not decrease the amount deducted more than two (2) times per Offering Period. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d) Notwithstanding the foregoing, upon the termination of an Offering, each Participant in such Offering shall automatically participate in the immediately following Offering at the same payroll deduction percentage as in effect at the termination of the prior Offering, unless such Participant delivers to the Company a different election with respect to the successive Offering in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, an individual shall be treated as an Employee of the Company or Designated Subsidiary that employs such individual immediately prior to such leave.

ARTICLE IV.
PURCHASE OF SHARES

4.1 Grant of Option. Each Participant shall be granted an Option with respect to an Offering on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of Shares subject to a Participant’s Option shall be determined as of the Exercise Date by dividing (a) such Participant’s payroll deductions accumulated prior to the applicable Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase with respect to each Offering more than 1,500 Shares (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offerings, increase or decrease, in its absolute discretion, the maximum number of Shares that a Participant may purchase during such future Offerings. Each Option shall expire on the Exercise Date for the applicable Offering immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2 Option Price. The Option Price per Share to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering shall be equal to eighty-five percent (85%) of the lesser of the Fair Market Value of a Share on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per Share be less than the par value per Share.

4.3 Purchase of Shares.

(a) On the applicable Exercise Date for an Offering, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable Option Price the largest number of whole Shares which can be purchased with the amount in the Participant’s Plan Account, subject to Sections 4.1 and 5.3 hereof. The balance, if any, remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of such Exercise Date shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date.

(b) As soon as practicable following the applicable Exercise Date, the number of Shares purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such Shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4 Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. No Option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE V.
PROVISIONS RELATING TO COMMON STOCK

5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of Shares that shall be made available for sale under the Plan shall be 400,000 Shares. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock or reacquired shares reserved for issuance under the Plan.

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under an Option, as well as the price per share and the number of Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and such Offering shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.
(c)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Option is not assumed or substituted, any Offerings then in progress shall be shortened by setting a New Exercise Date and any Offerings then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger.

5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed the number of Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offerings shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one (1) lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.

5.4 Rights as Stockholders. With respect to Shares subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, Shares have been deposited in the designated brokerage account following exercise of his or her Option.

ARTICLE VI.
TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering and elect to withdraw from the Plan by delivering written or electronic notice of such election (a “Withdrawal Election”) to the Company in such form as may be established by the Administrator and within ten (10) days prior to the Exercise Date for such Offering (or such other period of time as may be established by the Administrator). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering shall terminate; or (ii) exercise the Option for the maximum number of whole Shares on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. As soon as practicable following the Company’s receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization and his or her Option to purchase Shares under the Plan shall terminate.

(b) A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering which commence after the termination of the Offering from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offerings shall not be permitted to resume contributions to the Plan during such Offering.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto as set forth in an applicable beneficiary designation form (or, if there is no such applicable form, pursuant to applicable law), within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.

ARTICLE VII.
GENERAL PROVISIONS
7.1 Administration.

(a) The Plan shall be administered by the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan), which, unless otherwise determined by the Board, shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To establish and terminate Offerings and Offering Periods;
(ii) To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);
(iii) To select Designated Subsidiaries in accordance with Section 7.2 hereof; and
(iv) To construe and interpret the Plan, the terms of any Offering under the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, subject to Section 423 of the Code and the Treasury Regulations thereunder.

(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(d) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination or interpretation.

7.2 Designation of Subsidiary Corporations. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. The Company shall provide each Participant whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the regulations promulgated thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.

7.4 No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5 Amendment, Suspension and Termination of the Plan

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of Shares subject to the Plan; and provided further that without approval of the Company’s stockholders, the Plan may not be amended in any manner that would cause the

Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code (including without limitation extension of the term of the Plan). No Option may be granted during any period of suspension of the Plan or after termination of the Plan. For the avoidance of doubt, without the approval of the Company’s stockholders and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee, as applicable, shall be entitled to change the terms of an Offering, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.

(b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Option Price for any Offering including an Offering underway at the time of the change in Option Price;

(ii) shortening any Offering so that the Offering ends on a new Exercise Date, including an Offering underway at the time of the Administrator action; and

(iii) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7 Term; Approval by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule16b-3of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any Shares acquired pursuant to the exercise of an Option if such disposition or transfer is made (a) within two

(2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such Shares to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of Shares under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof (including without limitation the Company’s stock plan administrator).

7.14 Conditions To Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

(b) All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Committee may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Option, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15 Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.
* * * * * *

APPENDIX B

FIRST AMENDMENT TO THE
SEASPINE HOLDINGS CORPORATION
2015 EMPLOYEE STOCK PURCHASE PLAN

This First Amendment (this “Amendment”) to the SeaSpine Holdings Corporation 2015 Employee Stock Purchase Plan (as amended to date, the “Plan”), dated as of November 2, 2018, is made and adopted by SeaSpine Holdings Corporation (the “Company”), a Delaware corporation. Defined terms used herein without definition shall have the meanings given to such terms in the Plan.

1.    Section 5.1 of the Plan is hereby amended to read as follows:
5.1    Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of Shares that shall be made available for sale under the Plan shall be 800,000 Shares. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock or reacquired shares reserved for issuance under the Plan.
2.    This Amendment was effective as of November 2, 2018, but no Options granted under the Plan with respect to the increase to the number of shares of the Company’s Common Stock available for sale under the Plan under the Amendment shall be exercised unless and until the Amendment has been approved by the stockholders of the Company within twelve (12) months after the date Amendment was adopted by the Board. In the event such approval is not obtained, this Amendment, and any Options granted under the Plan with respect to the increase to the number of shares of the Company's Common Stock available for sale under the Plan hereunder, shall terminate and shall be of no further force or effect.
3.    This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.
* * * * * * * *
I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Company on November 2, 2018.
SEASPINE HOLDINGS CORPORATION

By: /s/ Patrick Keran ___________________
Name: Patrick Keran
Its: General Counsel

APPENDIX C
Non-GAAP Financial Measures
This document contains references to free cash flow, a non-GAAP financial measure. Free cash flow is cash flow from operations, less capital expenditures, both calculated in accordance with GAAP, as adjusted for the impacts to operating cash flows from certain items. Free cash flow is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Management believes it provides focus on generating cash to fund operations and research, focuses executives on expense control and is expected to lead to long-term shareholder value creation. We believe this non-GAAP financial measure is helpful to investors in understanding our capital requirements and provides an additional means to reflect the cash flow trends of our business. Free cash flow should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

For the Year Ended December 31, 2018
Net cash used in operating activities (GAAP)	$(12,558)
Purchases of property and equipment	(8,348)
Free cash flow (Non-GAAP)	$(20,906)

SeaSpine

ANNUAL MEETING OF SEASPINE HOLDINGS CORPORATION

Date: May 29, 2019
Time: 7:00 A.M. (local time)
Place: SeaSpine Holdings Corporation, 5770 Armada Drive, Carlsbad, California 92008

Please make your marks like this: ☒ **Use dark black pencil or pen only**

Board of Directors Recommends a Vote **FOR** proposals 1, 2 and 3.

1: Election of Class I Directors

	For	Withhold	Directors Recommend
01 Keith Bradley, Ph.D.	☐	☐	For
02 Michael Fekete	☐	☐	For
03 John B. Henneman, III	☐	☐	For

	For	Against	Abstain	Directors Recommend
2: Ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐	For
3: Approval of an amendment to the Company's 2015 Employee Stock Purchase Plan.	☐	☐	☐	For

Authorized Signatures - This section must be completed for your shares to be voted.

____________________ Please Sign Above   ________________ Please Date Above

____________________ Please Sign Above   ________________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

SeaSpine

Annual Meeting of Seaspine Holdings Corporation to be held on Wednesday, May 29, 2019 for Stockholders of Record as of April 4, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/SPNE
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-249-5109
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints John Bostjancic and Patrick Keran, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SeaSpine Holdings Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEM 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

All votes must be received by 5:00 PM, Eastern Time, May 28, 2019

PROXY TABULATOR FOR

SEASPINE HOLDINGS CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

SeaSpine Holdings Corporation
Annual Meeting of Stockholders
May 29, 2019, 7:00 a.m. (local time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints John Bostjancic and Patrick Keran (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of SeaSpine Holdings Corporation, a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 5770 Armada Drive, Carlsbad, California 92008 on Wednesday, May 29, 2019 at 7:00 A.M. (local time) and all adjournments or postponements thereof.

The purpose of the Annual Meeting is to take action on the following:

The Board of Directors recommends a vote "FOR" all nominees named in this proxy for director and "FOR" each proposal listed above.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director named in this proxy and "FOR" each proposal listed above. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →